As filed with the Securities and Exchange Commission on April 12, 2006

                           Registration No. 333-95839

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                       Securities and Exchange Commission
                             Washington, D.C. 20549
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                                    FORM S-3
                        POST-EFFECTIVE AMENDMENT NO. 6 to
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

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                   GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY
             (Exact name of registrant as specified in its charter)

                                    COLORADO
         (State or other jurisdiction of incorporation or organization)

                                   84-0467907
                         (I.R.S. Employer Identification
                                      No.)

                             8515 East Orchard Road
                        Greenwood Village, Colorado 80111
                                 (800) 537-2033
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
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                              Raymond L. McFeetors
                      President and Chief Executive Officer
                   Great-West Life & Annuity Insurance Company
                             8515 East Orchard Road
                        Greenwood Village, Colorado 80111
                                 (800) 537-2033
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                              James F. Jorden, Esq.
                                 Jorden Burt LLP
               1025 Thomas Jefferson Street, N.W., Suite 400 East
                           Washington, D.C. 20007-5208
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Approximate date of commencement of proposed sale to public: Upon the effective date of this Registration Statement. It is proposed that this Registration Statement will become effective on May 1, 2006.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: [ ]

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                                     PART I

                      INFORMATION REQUIRED IN A PROSPECTUS

                            Schwab Select Annuity(R)
         A flexible premium deferred variable and fixed annuity contract

                                   Issued by
                  Great-West Life & Annuity Insurance Company

--------------------------------------------------------------------------------
Overview
This Prospectus describes the Schwab Select Annuity--a flexible premium deferred annuity contract which allows you to accumulate assets on a tax-deferred basis for retirement or other long-term purposes. This Contract is issued either on a group basis or as individual contracts by Great-West Life & Annuity Insurance Company ("we, us, Great-West or GWL&A"). Both will be referred to as the "Contract" throughout this Prospectus.

How to Invest
The minimum initial Contribution is:
o       $5,000
o       $2,000 if an Individual Retirement Account ("IRA")
o       $1,000 if subsequent Contributions are made via Automatic Contribution
        Plan

The minimum subsequent Contribution is:
o       $500 per Contribution, or
o       $100 per Contribution if made via Automatic Contribution Plan

Allocating Your Money

When you contribute money to the Schwab Select Annuity, you can allocate it among the Sub-Accounts of the Variable Annuity-1 Series Account which invest in the following Portfolios:

o AIM V.I. Core Equity Fund - Series I Shares +
o AI M V.I. High Yield Fund - Series I Shares*
o AIM V.I. International Growth Fund - Series I Shares
o AIM V.I. Technology Fund - Series I Shares
o Alger American Growth Portfolio - Class O Shares
o Alger American MidCap Growth Portfolio - Class O Shares
o AllianceBernstein VPS Growth & Income Portfolio - Class A Shares
o AllianceBernstein VPS Growth Portfolio - Class A Shares
o AllianceBernstein VPS International Value Portfolio - Class A Shares
o AllianceBernstein VPS Small & Mid Cap Value Portfolio - Class A Shares
o AllianceBernstein VPS Utility Income Portfolio - Class A Shares
o AllianceBernstein VPS International Growth Portfolio (formerly AllianceBernstein VPS Worldwide Privatization Portfolio) - Class A Shares
o American Century VP Balanced Fund - Original Class Shares
o American Century VP International Fund - Original Class Shares +
o American Century VP Value Fund - Original Class Shares
o Baron Capital Asset Fund - Insurance Shares
o Delaware VIP Growth Opportunities Series - Standard Class
o Delaware VIP Small Cap Value Series - Standard Class
o Dreyfus GVIT Mid Cap Index Fund - Class II
o Dreyfus Investment Portfolios MidCap Stock Portfolio - Initial Shares
o Dreyfus Variable Investment Fund Appreciation Portfolio - Initial Shares
o Dreyfus Variable Investment Fund Developing Leaders Portfolio - Initial
  Shares*
o Dreyfus Variable Investment Fund Growth and Income Portfolio - Initial
  Shares+
o DWS Blue Chip VIP - Class A Shares
o DWS Capital Growth VIP (formerly Scudder Variable Series I Capital Growth Portfolio) - Class A Shares
o DWS Dreman High Return Equity VIP (formerly Scudder Variable Series II SVS Dreman High Return Equity Portfolio) - Class A Shares
o DWS Dreman Small Cap Value VIP  - Class A Shares
o DWS Growth and Income VIP (formerly Scudder Variable Series I Growth and Income Portfolio) - Class A Shares
o DWS Health Care VIP - Class A Shares
o DWS Large Cap Value VIP (formerly Scudder Variable Series II Large Cap Value Portfolio) - Class A Shares
o DWS Small Cap Index VIP (formerly Scudder VIT Small Cap Index Fund)
  - Class A Shares
o Federated American Leaders Fund II - Primary Shares*
o Federated Fund for U.S. Government Securities II
o Federated Capital Income Fund II*
o Franklin Templeton Small Cap Value Securities Fund - Class II
o Janus Aspen Series Balanced Portfolio - Institutional Shares
o Janus Aspen Series Flexible Bond Portfolio - Institutional Shares
o Janus Aspen Series Growth and Income Portfolio - Institutional Shares
o Janus Aspen Series International Growth Portfolio - Institutional Shares
o Janus Aspen Series Large Cap Growth Portfolio - Institutional Shares +
o Janus Aspen Series Worldwide Growth Portfolio - Institutional Shares*
o Neuberger Berman AMT Regency Portfolio - Class A Shares
o Oppenheimer Global Securities Fund/VA
o PIMCO VIT High Yield Portfolio - Administrative Class Shares
o PIMCO VIT Low Duration Portfolio - Administrative Class Shares
o PIMCO VIT Total Return Portfolio - Administrative Class Shares
o Pioneer Fund VCT Portfolio - Class I Shares
o Pioneer Growth Opportunities VCT Portfolio - Class I Shares
o Pioneer Mid Cap Value VCT Portfolio - Class II Shares
o Pioneer Small Cap Value VCT Portfolio - Class I Shares
o Prudential Series Fund Equity Portfolio - Class II
o Schwab MarketTrack Growth Portfolio II(TM)
o Schwab Money Market Portfolio(TM)
o Schwab S&P 500 Index Portfolio
o Third Avenue Value Portfolio - Variable Insurance Trust Shares
o Universal Institutional Funds U.S. Real Estate Portfolio - Class I Shares
o Van Kampen LIT Comstock - Class I Shares
o Van Kampen LIT Growth & Income - Class I Shares
o Wells Fargo Advantage Multi Cap Value Fund - Class VT Shares*
o Wells Fargo Advantage Opportunity Fund - Class VT Shares

* Effective April 29, 2005, these Portfolios were closed to new Contributions and incoming Transfers (including Automatic Custom Transfers).
+ Effective May 1, 2006, these Portfolios were closed to new Contributions and incoming Transfers (including Automatic Custom Transfers).


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense. No person is authorized by Great-West to give information or to make any representation, other than those contained in this Prospectus, in connection with the Contracts contained in this Prospectus. This Prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made. Please read this Prospectus and keep it for future reference.


                                   May 1, 2006

You can also allocate some or all of the money you contribute to the Guarantee Period Fund. The Guarantee Period Fund allows you to select one or more Guarantee Periods that offer specific interest rates for a specific period. Please note that the Guarantee Period Fund may not be available in all states.

However, your Guarantee Period Fund may be subject to a Market Value Adjustment which may increase or decrease the amount Transferred or withdrawn from the value of a Guarantee Period if the Guarantee Period is broken prior to the Guarantee Period Maturity Date. A negative adjustment may result in an effective interest rate lower than the Guaranteed Interest Rate and the value of the Contribution(s) allocated to the Guarantee Period being less than the Contribution(s) made.

Sales and Surrender Charges
There are no sales, redemption, surrender or withdrawal charges under the Schwab Select Annuity.

Free Look Period
After you receive your Contract, you can look it over free of obligation for at least 10 days or longer if required by your state law (up to 35 days for replacement policies), during which you may cancel your Contract.

Payout Options
The Schwab Select Annuity offers a variety of annuity payout and periodic withdrawal options. Depending on the option you select, income can be guaranteed for your lifetime, your spouse's and/or Beneficiaries' lifetime or for a specified period of time.


The Contracts are not deposits of, or guaranteed or endorsed by, any bank, nor are the Contracts federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency. The Contracts involve certain investment risks, including possible loss of principal. See "Breaking a Guarantee Period" and "Market Value Adjustment" on page xx.


For account information, please contact:

    Annuity Administration Department
    P.O. Box 173920
    Denver, Colorado 80217-3920
    800-838-0650


This Prospectus presents important information you should review before purchasing the Schwab Select Annuity. Please read it carefully and keep it for future reference. You can find more detailed information pertaining to the Contract in the Statement of Additional Information dated May 1, 2006(as may be amended from time to time), and filed with the Securities and Exchange Commission ("SEC"). The Statement of Additional Information is incorporated by reference into this Prospectus and is legally a part of this Prospectus. The table of contents for the Statement of Additional Information may be found on page xx of this Prospectus. You may obtain a copy without charge by contacting the Annuity Administration Department at the above address or phone number. Or, you can obtain it by visiting the SEC's Internet web site (http://www.sec.gov). This web site also contains material incorporated by reference and other information about us and other registrants that file electronically with the SEC.


This Prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made. No dealer, salesperson or other person is authorized to give any information or make any representations in connection with the Contracts other than those contained in this Prospectus, and, if given or made, such other information or representations must not be relied on.

                  This Contract is not available in all states.

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Table of Contents
Definitions.....................................
Summary.........................................
How to contact Schwab Insurance Services........
Variable Annuity Fee Tables.....................
Example.........................................
Condensed Financial Information.................
Great-West Life & Annuity Insurance
Company.........................................
The Series Account..............................
The Portfolios..................................
  Meeting Investment Objectives.................
  Where to Find More Information About the
  Portfolios....................................
  Addition, Deletion or Substitution............
The Guarantee Period Fund.......................
  Investments of the Guarantee Period Fund......
  Subsequent Guarantee Periods..................
Breaking a Guarantee Period.....................
  Interest Rates................................
  Market Value Adjustment.......................
Application and Initial Contributions...........
Free Look Period................................
Subsequent Contributions........................
Annuity Account Value...........................
Transfers.......................................
  Market Timing and Excessive Trading...........
  Possible Restrictions.........................
  Automatic Custom Transfers....................
Cash Withdrawals................................
  Withdrawals to Pay Investment Manager or
  Financial Advisor Fees........................
  Tax Consequences of Withdrawals...............
Telephone and Internet Transactions.............
Death Benefit...................................

  Proportional Withdrawals (Oregon only)........
  Beneficiary...................................
  Distribution of Death Benefit.................
  Contingent Annuitant..........................

Charges and Deductions..........................
  Mortality and Expense Risk Charge.............
  Contract Maintenance Charge...................
  Transfer Fees.................................
  Expenses of the Portfolios....................
  Premium Tax...................................
Other Taxes.....................................
Payout Options..................................
  Periodic Withdrawals..........................
  Annuity Payouts...............................
Seek Tax Advice.................................
Federal Tax Matters.............................

  Taxation of Annuities.........................
Individual Retirement Annuities.................
Assignments or Pledges..........................
Distribution of the Contracts...................
Voting Rights...................................
Rights Reserved by Great-West...................
Legal Proceedings...............................
Legal Matters...................................
Independent Registered Public Accounting Firm...

Incorporation of Certain Documents by Reference and Available Information Table of Contents of Statement of Additional Information
Appendix A--Condensed Financial
Information.....................................
Appendix B--Market Value Adjustments............
Appendix C--Net Investment Factor...............

This Prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made. No dealer, salesperson or other person is authorized to give any information or make any representations in connection with the Contracts other than those contained in this Prospectus, and, if given or made, such other information or representations must not be relied on.

                  This Contract is not available in all states.

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Definitions
1035 Exchange--A provision of the Internal Revenue Code of 1986, as amended (the "Code") that allows for the tax-free exchange of certain types of insurance contracts.

Accumulation Period--The time period between the Effective Date and the Annuity Commencement Date. During this period, you're contributing to the annuity.

Accumulation Unit--The unit of measure that we use to calculate the value of your interest in a Sub-Account.

Annuitant--The person named in the application upon whose life the payout of an annuity is based and who will receive annuity payouts. If a Contingent Annuitant is named, the Annuitant will be considered the Primary Annuitant.

Annuity Account--An account established by us in your name that reflects all account activity under your Contract.

Annuity Account Value--The sum of all the investment options credited to your Annuity Account--less partial withdrawals, amounts applied to an annuity payout option, periodic withdrawals, charges deducted under the Contract, and Premium Tax, if any.

Annuity Commencement Date--The date annuity payouts begin.

Annuity Individual Retirement Account (or Annuity IRA)--An annuity contract used in a retirement savings program that is intended to satisfy the requirements of
Section 408 of the Code.

Annuity Payout Period--The period beginning on the Annuity Commencement Date and continuing until all annuity payouts have been made under the Contract. During this period, the Annuitant receives payouts from the annuity.

Annuity Unit--An accounting measure we use to determine the amount of any variable annuity payout after the first annuity payout is made.

Automatic Contribution Plan--A feature which allows you to make automatic periodic Contributions. Contributions will be withdrawn from an account you specify and automatically credited to your Annuity Account.

Beneficiary--The person(s) designated to receive any Death Benefit under the terms of the Contract.

Contingent Annuitant--The person you may name in the application who becomes the Annuitant when the Primary Annuitant dies. The Contingent Annuitant must be designated before the death of the Primary Annuitant.

Contract Maintenance Charge--For contracts with an Annuity Account Value of less than $50,000 on the applicable contract anniversary date, an annual charge of $25 applies. Also, if your Annuity Account Value falls below $50,000, the Contract Maintenance Charge will apply until the next applicable Contract anniversary date that your Annuity Account Value is equal to or greater than $50,000.

Contributions--The amount of money you invest or deposit into your annuity.

Death Benefit--The amount payable to the Beneficiary when the Owner or the Annuitant dies.

Distribution Period--The period starting with your Payout Commencement Date.

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Schwab Select Annuity Structure
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      Your Annuity Account
      I                  I
Variable Account      Fixed Account
Contains the money    Contains the money you contribute to
you contribute to     fixed investment options (the Guarantee Period Fund).
variable investment      I
options (the Sub-     Guarantee Period Fund
Accounts)             You can choose a guarantee period of three to ten years
      I
Sub-Accounts
Shares of the
Portfolios held in
Sub-Accounts.  There
is one Sub-Account in
each Portfolio
      I
Portfolios


Your total Annuity Account can be made up of a variable and a fixed account.
-------------------------------------------------------------------------------

Effective Date--The date on which the first Contribution is credited to your Annuity Account.

Fixed Account Value--The value of the fixed investment option credited to you under the Annuity Account.

Guarantee Period--The number of years available in the Guarantee Period Fund during which Great-West will credit a stated rate of interest. Great-West may discontinue offering a period at any time for new Contributions. Amounts allocated to one or more guaranteed periods may be subject to a Market Value Adjustment.

Guarantee Period Fund--A fixed investment option which pays a stated rate of interest for a specified time period.

Guarantee Period Maturity Date--The last day of any Guarantee Period.

Guaranteed Interest Rate--The minimum annual interest rate in effect that applies to each Guarantee Period at the time the Contribution is made.

Market Value Adjustment (or MVA)--An amount added to or subtracted from certain transactions involving the Guarantee Period Fund to reflect the impact of changing interest rates

Non-Qualified Annuity Contract--An annuity contract funded with money outside a tax qualified retirement plan.

Owner (Joint Owner) or You--The person(s) named in the application who is entitled to exercise all rights and privileges under the Contract, while the Annuitant is living. Joint Owners must be husband and wife as of the date the Contract is issued. The Annuitant will be the Owner unless otherwise indicated in the application. If a Contract is purchased in connection with an IRA, the Owner and the Annuitant must be the same individual and a Joint Owner is not allowed.

Payout Commencement Date--The date on which annuity payouts or periodic withdrawals begin under a payout option. The Payout Commencement Date must be at least one year after the Effective Date of the Contract. If you do not indicate a Payout Commencement Date on your application, annuity payouts will begin on the first day of the month of the Annuitant's 91st birthday.

Portfolio--A registered management investment company, or portfolio thereof, in which the assets of the Annuity Account may be invested.

Premium Tax--A tax charged by a state or other governmental authority. Varying by state, the current range of Premium Taxes is 0% to 3.5% and may be assessed at the time you make a Contribution or when annuity payments begin.

Primary Annuitant--See Annuitant, above; if a Contingent Annuitant is named in the application, the Primary Annuitant receives payments based on the applicable payout option during his/her lifetime and payments continue, after the death of the Primary Annuitant, for the life of the surviving Contingent Annuitant.


Request--Any written, telephoned, or computerized instruction in a form satisfactory to Great-West and Charles Schwab & Co., Inc. ("Schwab") received at the Annuity Administration Department at Great-West (or other annuity service center subsequently named) from you, your designee (as specified in a form acceptable to Great-West and Schwab) or the Beneficiary (as applicable) as required by any provision of the Contract.

Series Account--Variable Annuity-1 Series Account; the segregated asset account established by Great-West under Colorado law and registered as a unit investment trust under the Investment Company Act of 1940, as amended (the "1940 Act").

Sub-Account--A division of the Series Account containing the shares of a Portfolio. There is a Sub-Account for each Portfolio.

Surrender Value--The value of your Annuity Account with any applicable Market Value Adjustment on the effective date of the surrender, less Premium Tax, if any.

Transaction Date--The date on which any Contribution, Transfer or other Request from you will be processed. Contributions and Requests received after 4:00 p.m. Eastern Time will be priced on the next business day. Requests will be processed and the Variable Account Value will be determined on each day that the New York Stock Exchange ("NYSE") is open for trading.

Transfer--Moving money from and between the Sub-Account(s) and the Guarantee Period Fund.

Variable Account Value--The value of the Sub-Accounts credited to you under the Annuity Account.

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Summary

The Schwab Select Annuity allows you to accumulate assets on a tax-deferred basis by investing in a variety of variable investment options (the Sub-Accounts) and a fixed investment option (the Guarantee Period Fund). The performance of your Annuity Account will vary with the investment performance of the Portfolios corresponding to the Sub-Accounts you select. You bear the entire investment risk for all amounts invested in them. Depending on the performance of the Sub-Accounts you select, your Variable Account Value could be less than the total amount of your Contributions.

Further, the Guarantee Period Fund may be subject to a Market Value Adjustment which may increase or decrease the amount Transferred or withdrawn from the value of a Guarantee Period if the Guarantee Period is broken prior to the Guarantee Period Maturity Date. A negative adjustment may result in an effective interest rate lower than the Guaranteed Interest Rate and the value of the Contribution(s) allocated to a Guarantee Period being less than the Contribution(s) made.

The Schwab Select Annuity can be purchased on a non-qualified basis or purchased and used in connection with an IRA. You can also purchase it through a 1035 Exchange from another insurance contract.

Tax deferral under IRAs arises under the Code. Tax deferral under non-qualified contracts arises under the Contract.

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How to contact Schwab Insurance Services:
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Schwab Insurance Services
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P.O. Box 7666

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San Francisco, CA 94120-9639

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Attention:  Insurance & Annuities Department
-------------------------------------------------------------------------------
800-838-0650
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Your initial Contribution must be at least $5,000, $2,000 if an IRA, or $1,000 if you are setting up an Automatic Contribution Plan. Subsequent Contributions must be either $500, or $100 if made through an Automatic Contribution Plan.


The money you contribute to the Contract will be invested at your direction, except that in some states during your "free look period" your payment will be allocated to the Schwab Money Market Sub-Account. The duration of your free look period depends on your state law and is generally 10 days after you receive your Contract. Free look allocations are described in more detail on page xx of this Prospectus.


Prior to the Payout Commencement Date, you can withdraw all or a part of your Annuity Account Value. There are no surrender or withdrawal charges. Certain withdrawals may be subject to federal income tax as well as a federal penalty tax.

When you're ready to start taking money out of your Contract, you can select from a variety of payout options, including variable and fixed annuity payouts as well as periodic withdrawals.


If the Annuitant dies before the Annuity Commencement Date, we will pay the Death Benefit to the Beneficiary you select. If the Owner dies before the entire value of the Contract is distributed, the remaining value will be distributed according to the rules outlined in the "Death Benefit" section on page xx.


For accounts under $50,000 as of each Contract anniversary date, we deduct a $25 annual Contract Maintenance Charge from the Annuity Account Value on each such Contract anniversary date. There is no annual Contract Maintenance Charge for accounts of $50,000 or more. We also deduct a mortality and expense risk charge from your Sub-Accounts at the end of each daily valuation period equal to an effective annual rate of 0.85% of the value of the net assets in your Sub-Accounts. Each Portfolio assesses a charge for management fees and other expenses. These fees and expenses are detailed in this Prospectus.


You may cancel your Contract during the free look period by sending it to the Annuity Administration Department at Great-West. If you are replacing an existing insurance contract with the Contract, the free look period may be extended based on your state of residence. Free look allocations are described in more detail on page xx of this Prospectus.


This summary highlights some of the more significant aspects of the Schwab Select Annuity. You'll find more detailed information about these topics throughout the Prospectus and in your Contract. Please keep them both for future reference.

VARIABLE ANNUITY FEE TABLES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract. The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options. State Premium Taxes may also be deducted.

                       Contract Owner Transaction Expenses

Sales Load Imposed on Purchases:                   None
(as a percentage of purchase payments)

Surrender Charge:                                  None
(as a percentage of purchase payments)

Maximum Transfer Charge:                           $10*

*Applicable to each Transfer after the first twelve Transfers in each calendar year.



The next table describes the fees and expenses that you will pay periodically during the time that you own the Contract, not including Portfolio fees and expenses.


Annual Contract Maintenance Charge                 $25*

*The Contract Maintenance Charge is currently waived for Contracts with an Annuity Account Value of at least $50,000 on the applicable Contract anniversary date. If your Annuity Account Value falls below $50,000, the Contract Maintenance Charge will be reinstated until the next applicable Contract anniversary date that your Annuity Account Value is equal to or greater than $50,000.



The next table describes the fees and expenses that you will pay periodically during the time that you own the Contract, not including Portfolio fees and expenses.


                         Series Account Annual Expenses
               (as a percentage of average Annuity Account Value)

Mortality and Expense Risk Charge:                 0.85%

Account Fees and Expenses:                         None

Total Series Account Annual Expenses:              0.85%



The next item shows the minimum and maximum total operating expenses charged by the Portfolios that you may pay periodically during the time that you own the Contract. More detail concerning each Portfolio's fees and expenses is contained in the prospectus for each Portfolio.


Total Annual Portfolio Operating Expenses              Minimum        Maximum

(Expenses that are deducted from Portfolio assets, including management fees, distribution and/or

service (12b-1) fees, and other expenses)               0.30%    --   1.47%(1)



THE ABOVE EXPENSES FOR THE PORTFOLIOS WERE PROVIDED BY THE PORTFOLIOS. WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

EXAMPLE

This example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include Contract Owner transaction expenses, Contract fees, Series Account annual expenses, and Portfolio fees and expenses.


This example assumes that you invest $10,000 in the Contract for the time periods indicated. The example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Portfolios. In addition, this example assumes no Transfers were made and no Premium Taxes were deducted. If these arrangements were considered, the expenses shown would be higher. This example also does not take into consideration any fee waiver or expense reimbursement arrangements of the Portfolios. If these arrangements were taken into consideration, the expenses shown would be lower.

Although your actual costs may be higher or lower, based on these assumptions, your costs if you retain your Contract, annuitize your Contract or if you surrender your Contract at the end of the applicable time period, would be:


        1 year        3 years       5 years        10 years
        $242          $781          $1,403         $3,385


The example does not show the effect of Premium Taxes. Premium Taxes (ranging from 0% to 3.5%) are deducted from Annuity Account Value upon full surrender, death or annuitization. The example also does not include any of the taxes or penalties you may be required to pay if you surrender your Contract.


The Variable Annuity Fee Tables and example should not be considered a representation of past or future expenses and charges of the Sub-Accounts. Your actual expenses may be greater or less than those shown. Similarly, the 5% annual rate of return assumed in the example is not an estimate or a guarantee of future investment performance. See "Charges and Deductions" on page xx of this Prospectus. Owners who purchase the Contract described in this Prospectus may be eligible to apply the contract value to the total amount of their household assets maintained at Schwab. If the total amount of their household assets at Schwab meets certain predetermined breakpoints, they may be eligible for certain fee reductions or other related benefits offered by Schwab. All terms and conditions regarding the fees and account types eligible for such consideration are determined by Schwab. Charges and expenses of the Contract described in this Prospectus are NOT subject to reduction or waiver by Schwab. Please consult a Charles Schwab representative for more information.



(1) The expenses shown do not reflect any fee waiver or expense reimbursement. The advisers and/or other service providers of certain Portfolios have agreed to reduce their fees and/or reimburse the Portfolios' expenses in order to keep the Portfolios' expenses below specified limits. The expenses of certain Portfolios are reduced by contractual fee reduction and expense reimbursement arrangements that will remain in effect at least through May 1, 2006. Other Portfolios have voluntary fee reduction and/or expense reimbursement arrangements that may be terminated at any time. The minimum and maximum Total Annual Operating Expenses for all Portfolios after all fee reductions and expense reimbursements are 0.28% and 1.47%, respectively. Each fee reduction and/or expense reimbursement arrangement is described in the relevant Portfolio's prospectus.

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Condensed Financial Information

Attached as Appendix A is a table showing selected information concerning Accumulation Units for each Sub-Account for each calendar year since inception. The Accumulation Units values do not reflect the deduction of certain charges that are subtracted from your Annuity Account Value, such as the Contract Maintenance Charge. The information in the table is included in the Series Account's financial statements, which have been audited by Deloitte & Touche LLP, an independent registered public accounting firm. To obtain a more complete picture of each Sub-Account's finances and performance, you should also review the Series Account's financial statements, which are in the Statement of Additional Information.

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Great-West Life & Annuity Insurance Company

Great-West is a stock life insurance company that was originally organized under the laws of the state of Kansas as the National Interment Association. Our name was changed to Ranger National Life Insurance Company in 1963 and to Insuramerica Corporation prior to changing to our current name in 1982. In September of 1990, we redomesticated under the laws of the state of Colorado.

Great-West is an indirect, wholly-owned subsidiary of Great-West Lifeco Inc. ("Lifeco"), a holding company. Lifeco is in turn a subsidiary of Power Financial Corporation, a financial services company. Power Corporation of Canada, a holding and management company, has voting control of Power Financial Corporation. Mr. Paul Desmarais, through a group of private holding companies, which he controls, has voting control of Power Corporation of Canada. On July 10, 2003, Great-West acquired Canada Life Financial Corporation ("Canada Life"). Canada Life is a Canadian based insurance company with business principally in Canada, the United Kingdom, the United States and Ireland. In the United States, Canada Life sells individual and group insurance and annuity products.

We are authorized to do business in 49 states, the District of Columbia, Puerto Rico, U.S. Virgin Islands and Guam.

Great-West Life & Annuity Insurance Company
8515 East Orchard Road
Greenwood Village, Colorado 80111


The Series Account

We established the Variable Annuity-1 Series Account in accordance with Colorado laws on July 24, 1995.

The Series Account is registered with the SEC under the 1940 Act, as a unit investment trust. Registration under the 1940 Act does not involve supervision by the SEC of the management or investment practices or policies of the Series Account.

We own the assets of the Series Account. The income, gains or losses, realized or unrealized, from assets allocated to the Series Account are credited to or charged against the Series Account without regard to our other income gains or losses.

We will at all times maintain assets in the Series Account with a total market value at least equal to the reserves and other liabilities relating to the variable benefits under all Contracts participating in the Series Account. Those assets may not be charged with our liabilities from our other business. Our obligations under those Contracts are, however, our general corporate obligations.


The Series Account is divided into 46 Sub-Accounts, all of which are available under the Contract. Each Sub-Account invests exclusively in shares of a corresponding investment Portfolio of a registered investment company (commonly known as a mutual fund). We may in the future add new, or delete existing, Sub-Accounts. The income, gains or losses, realized or unrealized, from assets allocated to each Sub-Account are credited to or charged against that Sub-Account without regard to the other income, gains or losses of the other Sub-Accounts. All amounts allocated to a Sub-Account will be fully invested in Portfolio shares.


We hold the assets of the Series Account. We keep those assets physically segregated and held separate and apart from our general account assets. We maintain records of all purchases and redemptions of shares of the Portfolios.

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The Portfolios

The Contract offers a number of Portfolios, corresponding to the Sub-Accounts. Each Sub-Account invests in a single Portfolio. Each Portfolio is a separate mutual fund registered under the 1940 Act. More comprehensive information, including a discussion of potential risks, is found in the current prospectuses for the Portfolios (the "Portfolio Prospectuses"). The Portfolio Prospectuses should be read in connection with this Prospectus. You may obtain a copy of the Portfolio Prospectuses without charge by request.

Each Portfolio:
o       holds its assets separate from the assets of the other Portfolios,
o       has its own distinct investment objective and policy, and
o       operates as a separate investment fund.

The income, gains and losses of one Portfolio generally have no effect on the investment performance of any other Portfolio.

The Portfolios are not available to the general public directly. The Portfolios are only available as investment options in variable annuity contracts or variable life insurance policies issued by life insurance companies or, in some cases, through participation in certain qualified pension or retirement plans.

Some of the Portfolios have been established by investment advisers which manage publicly available mutual funds having similar names and investment objectives. While some of the Portfolios may be similar to, and may in fact be modeled after publicly available mutual funds, you should understand that the Portfolios are not otherwise directly related to any publicly available mutual fund. Consequently, the investment performance of publicly available mutual funds and any corresponding Portfolios may differ. The investment objectives of the Portfolios are briefly described below:


AIM Variable Insurance Fund Trust-- advised by AIM Advisors, Inc., Houston,
Texas.

AIM V.I. Core Equity Fund - Series I Shares seeks growth of capital. The fund seeks to meet its objectives by investing, normally, at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in equity securities including convertible securities, of established companies that have long-term above-average growth in earnings, and growth companies that the portfolio manager believes have the potential for above-average growth in earnings. In complying with this 80% investment requirement, the fund's investments may include synthetic instruments. The fund may also invest up to 25% of its total assets in foreign securities. Any percentage limitations with respect to assets of the fund are applied at the time of purchase.

Effective May 1, 2006, the Portfolio was closed to new Contributions and incoming Transfers (including Automatic Custom Transfers).

AIM V.I. High Yield - Series I Shares Fund seeks to achieve a high level of current income. The fund seeks to meet its objective by investing, normally, at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in non-investment grade debt securities, i.e., "junk bonds. In complying with this 80% investment requirement, the fund's investments may include investments in synthetic instruments. Synthetic instruments are investments that have economic characteristics similar to the fund's direct investments, and may include futures and options. The fund considers a bond to be a junk bond if it is rated Ba or lower by Moody's Investors Service, Inc. or BB or lower by Standard & Poor's Ratings. The fund will principally invest in junk bonds rated B or above by Moody's Investors Service, Inc. or Standard & Poor's Ratings or deemed by the portfolio managers to be of comparable quality. The fund may also invest in preferred stock. The fund may invest up to 25% of its total assets in foreign securities. The fund may also invest in credit derivatives. Any percentage limitations with respect to assets of the fund are applied at the time of purchase.

Effective April 29, 2005, the Portfolio was closed to new Contributions and incoming Transfers (including Automatic Custom Transfers).

AIM V.I. International Growth Fund - Series I Shares seeks to provide long-term growth of capital. The fund seeks to meet its objective by investing in a diversified portfolio of international equity securities whose issuers are considered to have strong earnings momentum. The fund focuses its investments in marketable equity securities of foreign companies that are listed on a recognized foreign or U.S. securities exchange or traded in a foreign or U.S. over-the-counter market. The fund will normally invest in companies located in at least four countries outside of the U.S., emphasizing investment in companies in the developed countries of Western Europe and the Pacific Basin. The fund may invest up to 20% of its total assets in securities of issuers located in developing countries, i.e., those that are in the initial stages of their industrial cycles. The fund may invest up to 20% of its total assets in securities exchangeable for or convertible into equity securities of foreign companies. Any percentage limitations with respect to assets of the fund are applied at the time of purchase.

AIM V.I. Technology Fund - Series I Shares seeks capital growth and normally invests at least 80% of its net assets in equity securities and equity-related instruments of companies engaged in technology-related industries. These include, but are not limited to, various applied technologies, hardware, software, semiconductors, telecommunications equipment and services, and service-related companies in information technology. Many of these products and services are subject to rapid obsolescence, which may lower the market value of the securities of the companies in this sector. At any given time, 20% of the Fund's assets is not required to be invested in the sector. As a sector fund, the portfolio is concentrated in a comparatively narrow segment of the economy. This means the Fund's investment concentration in a sector is higher than most mutual funds and the broad securities markets. Consequently, the Fund tends to be more volatile than other mutual funds, and the value of its portfolio investments and consequently the value of an investment in the Fund tend to go up and down more rapidly.

The Alger American Fund -- advised by Fred Alger Management, Inc. of New York, New York.

Alger American Growth Portfolio - Class O Shares seeks long-term capital appreciation. It focuses on growing companies that generally have broad product lines, markets, financial resources, and depth of management. Under normal circumstances, the Portfolio invests primarily in the equity securities of large companies. The Portfolio considers a large company to have a market capitalization of $1 billion or greater.

Alger American MidCap Growth Portfolio - Class O Shares seeks long-term capital appreciation. It focuses on midsized companies with promising growth potential. Under normal circumstances, the Portfolio invests primarily in the equity securities of companies having a market capitalization within the range of companies in the Russell MidCap Growth Index.

Alliance Variable Products Series Fund, Inc. -- advised by AllianceBernstein, L.P., New York, New York.

AllianceBernstein VPS Growth & Income Portfolio-Class A Shares seeks long-term growth of capital. The Portfolio may also invest in fixed-income and convertible securities and in securities of foreign issuers.

AllianceBernstein VPS Growth Portfolio-Class A Shares seeks to provide long-term growth of capital. Current income is incidental to the Portfolio's objective. The Portfolio invests primarily in equity securities of companies with favorable earnings outlooks and whose long-term growth rates are expected to exceed that of the U.S. economy over time. The Portfolio emphasizes investments in large- and mid-cap companies. The Portfolio may also invest up to 25% of its total assets in lower-rated fixed-income securities and convertible bonds, and generally up to 20% of its total assets in foreign securities.

AllianceBernstein VPS International Value Portfolio-Class A Shares seeks long-term growth of capital. The Fund invests primarily in a diversified portfolio of stocks of non-U.S. companies. The Fund's investment strategy emphasizes investment in companies that are determined to be undervalued, using a fundamental value approach. The Fund invests typically in stocks of 50 to 75 established companies selected from more than 40 developed and emerging market countries. Countries are usually weighted in proportion to the size of their stock markets, although the Fund may over- or under-weight a country depending on the relative attractiveness of investments in that country.

AllianceBernstein VPS Small/Mid Cap Value Portfolio-Class A Shares seeks long-term growth of capital. The Fund invests primarily in a diversified portfolio of equity securities generally representing 60 to 90 companies. Under normal market conditions, the Fund will invest at least 80% of the value of its net assets in the equity securities of small to mid-capitalization companies. The Fund's investment strategy emphasizes investment in companies that are determined by the Fund's adviser to be undervalued, using a fundamental value approach.

AllianceBernstein VPS Utility Income Portfolio - Class A Shares seeks income and long-term growth of capital. Under normal circumstances, the Portfolio invests at least 80% of its net assets in securities of companies in the utilities industry. The Portfolio invests in securities of utility companies in the electric, telecommunications, gas, and water utility industries. The Portfolio may invest in both U.S. and foreign utility companies, although the Portfolio will limit its investments in issuers in any one foreign country to no more than 15% of its total assets. The Portfolio may invest up to 35% of its net assets in lower-rated securities and up to 30% of its net assets in convertible securities.

AllianceBernstein VPS International Growth (formerly AllianceBernstein VPS Worldwide Privatization Portfolio) Portfolio - Class A Shares seeks long-term growth of capital. As a fundamental policy, the Portfolio invests at least 65% of its total assets in equity securities issued by enterprises that are undergoing, or have undergone, privatization (as described below). However, under normal circumstances, the Portfolio will invest at least 80%, and normally substantially all, of its net assets in securities of enterprises that are undergoing or have undergone privatizations and in securities of companies believed by Alliance to be beneficiaries of privatizations. For purposes of this policy, net assets include any borrowings for investment purposes. The Portfolio is designed for investors desiring to take advantage of investment opportunities historically inaccessible to U.S. individual investors and that are created by privatizations of state enterprises in both established and developing economies. These companies include those in Western Europe and Scandinavia, Australia, New Zealand, Latin America, Asia, Eastern and Central Europe and, to a lesser degree, Canada and the United States.

American Century Variable Portfolios, Inc. -- advised by American Century(R) Investment Management, Inc. of Kansas City, Missouri, advisers to the American Century family of mutual funds.

American Century VP Balanced Fund - Original Class Shares seeks long-term capital growth and current income by investing approximately 60% of its assets in equity securities and the remainder in bonds and other fixed-income securities.

American Century VP International Fund - Original Class Shares seeks long-term capital growth by investing primarily in equity securities of foreign companies. The Fund invests primarily in securities of issuers in developed countries. International investing involves special risks including currency fluctuation and political instability.

Effective May 1, 2006, the Portfolio was closed to new Contributions and incoming Transfers (including Automatic Custom Transfers).

American Century VP Value Fund - Original Class Shares seeks long-term capital growth. Income is a secondary objective. The fund managers look for companies whose stock price is less than they believe the company is worth. The managers attempt to purchase stock of these undervalued companies and hold them until their stock price has increased to, or is higher than, a level the managers believe more accurately reflects the fair value of the company.

Baron Capital Funds Trust -- advised by BAMCO, Inc. of New York, New York.

Baron Capital Asset Fund - Insurance Shares seeks capital appreciation through investments in small and medium sized companies with undervalued assets or favorable growth prospects. The Fund invests primarily in small sized companies with market capitalizations of under $2.5 billion and medium sized companies with market values of $2.5 billion to $8 billion.

Delaware VIP Trust -- The Series is managed by Delaware Management Company, a series of Delaware Management Business Trust, which is an indirect wholly owned subsidiary of Delaware Management Holdings, Inc.

Delaware VIP Growth Opportunities Series - Standard Class seeks long-term capital appreciation by investing primarily in common stocks of medium-sized companies. The Series' investment advisors consider medium-sized companies to be those companies whose market capitalizations fall within the range represented in the Russell Midcap Growth Index at the time of the Series' investment. The Series may also invest in securities that are convertible into common stocks. In selecting stocks for the Series, the investment advisors typically look for companies that have established themselves within their industry, but still have growth potential.

Delaware VIP Small Cap Value Series - Standard Class seeks capital appreciation. Under normal circumstances, at least 80% of the Series' net assets will be in investments of small-capitalization companies. For the purposes of this Series, small-capitalization companies are companies with a market capitalization generally less than 3.5 times the dollar-weighted, median market capitalization of the Russell 2000 Index at the time of purchase. Among other factors, the financial strength of a company, its management, the prospects for its industry, and any anticipated changes within the company, which might suggest a more favorable outlook going forward, are investment considerations for the Series.

Dreyfus Investment Portfolios - advised by The Dreyfus Corporation of New York, New York.

Dreyfus Investment Portfolios MidCap Stock Portfolio - Initial Shares seeks investment results that are greater than the total return performance of publicly traded common stocks of medium-size domestic companies in the aggregate, as represented by the Standard & Poor's MidCap 400(R) Index. To pursue this goal, the Portfolio normally invests at least 80% of its assets in stocks of mid-size companies. The Portfolio invests in growth and value stocks, which are chosen through a disciplined investment process that combines computer modeling techniques, fundamental analysis, and risk management.

Dreyfus Variable Investment Fund--advised by The Dreyfus Corporation of New York, New York. The Dreyfus Variable Investment Fund Appreciation Portfolio is sub-advised by Fayez Sarofim & Co.

Dreyfus Variable Investment Fund Appreciation Portfolio - Initial Shares seeks long-term capital growth consistent with the preservation of capital; current income is its secondary goal. To pursue these goals, the portfolio invests at least 80% of its assets in common stocks. The portfolio focuses on "blue-chip" companies with total market values of more than $5 billion at the time of purchase including multinational companies. Fayez Sarofim & Co. is the sub-adviser to this Portfolio and, as such, provides day-to-day management.

Dreyfus Variable Investment Fund Developing Leaders Portfolio - Initial Shares seeks capital growth. To pursue this goal, the portfolio normally invests at least 80% of its assets in the stocks of companies Dreyfus believes to be developing leaders: those characterized by new or innovative products, services, or processes having the potential to enhance earnings or revenue growth. Based on current market conditions, the portfolio primarily invests small companies with total market capitalizations of less than $2 billion at the time of purchase.

Effective April 29, 2005, the Portfolio was closed to new Contributions and incoming Transfers (including Automatic Custom Transfers).

Dreyfus Variable Investment Fund Growth and Income Portfolio - Initial Shares seeks long-term capital growth, current income and growth of income consistent with reasonable investment risk. To pursue this goal, the Portfolio seeks to invest in stocks of domestic and foreign issuers.

Effective May 1, 2006, the Portfolio was closed to new Contributions and incoming Transfers (including Automatic Custom Transfers).

DWS Scudder Investments--advised by Deutsche Investment Management (Americas), Inc. of New York, New York.

DWS Blue Chip VIP - Class A Shares seeks growth of capital and of income. Under normal circumstances, the fund invests at least 80% of net assets, plus the amount of any borrowings for investment purposes, in common stocks of large US companies that are similar in size to the companies in the S&P 500 Index and that the portfolio managers consider to be "blue chip" companies. Blue chip companies are large, well-known companies that typically have an established earnings and dividends history, easy access to credit, solid positions in their industry and strong management.

DWS Capital Growth VIP (formerly Scudder Variable Series I Capital Growth) - Class A Shares seeks to maximize long-term capital growth through a broad and flexible investment program. The Portfolio invests at least 65% of its total assets in common stock of U.S. companies. Although the Portfolio can invest in companies of any size, it generally focuses on established companies that are similar in size to the companies comprising the S&P 500 Index. In choosing stocks, the portfolio manager looks for individual companies that have competitive positions, prospects for consistent growth, exceptional management, and strong balance sheets.

DWS Dreman High Return Equity (formerly Scudder Variable Series II SVS Dreman High Return Equity) VIP - Class A Shares seeks to achieve a high rate of total return. Under normal circumstances, the portfolio invests at least 80% of net assets, plus the amount of any borrowings for investment purposes, in common stocks and other equity securities. The portfolio focuses on stocks of large US companies that are similar in size to the companies in the S&P 500 Index and that the portfolio managers believe are undervalued. The portfolio intends to invest primarily in companies whose market capitalizations fall within the normal range of the Index. Although the portfolio can invest in stocks of any economic sector, at times it may emphasize the financial services sector or other sectors (in fact, it may invest more than 25% of total assets in a single sector). Sub-advised by Dreman Value Management LLC.

DWS Dreman Small Cap Value VIP - Class A Shares seeks long-term capital appreciation. The Fund normally invests at least 80% of assets in common stocks of small U.S. companies, which the fund defines as companies that are similar in market value to those in the Russell 2000 index. It invests primarily in common stocks of companies that the advisor judges to have low price to earnings ratios, reasonable returns on equity, and sound finances. The fund may invest up to 20% of assets in foreign securities. Sub-advised by Dreman Value Management LLC.

DWS Growth and Income (formerly Scudder Variable Series 1 Growth and Income) VIP
- Class A Shares seeks long-term growth of capital, current income and growth of income. The Portfolio invests at least 65% of its total assets in equities, mainly common stocks. Although the Portfolio can invest in companies of any size and from any country, it invests primarily in large U.S. companies.

DWS Health Care VIP - Class A Shares seeks long-term growth of capital by investing, under normal circumstances, at least 80% of total assets, plus the amount of any borrowings for investment purposes, in common stocks of companies in the health care sector. For purposes of the fund's 80% investment policy, to be considered part of the health care sector, companies must commit at least half of their assets to, or derive at least half of their revenues or net income from, that sector. The industries in the health care sector include pharmaceuticals, biotechnology, medical products and supplies, and health care services. The companies may be of any size. The fund will invest primarily in securities of US companies, but may invest in foreign companies as well.

DWS Large Cap Value (formerly Scudder Variable Series II Large Cap Value) VIP - Class A Shares seeks to achieve a high rate of total return. Under normal circumstances, the portfolio invests at least 80% of net assets, plus the amount of any borrowings for investment purposes, in common stocks and other equity securities of large US companies that are similar in size to the companies in the Russell 1000 Value Index and that the portfolio managers believe are undervalued. These are typically companies that have been sound historically but are temporarily out of favor. The portfolio intends to invest primarily in companies whose market capitalizations fall within the normal range of the Index. Although the portfolio can invest in stocks of any economic sector (which is comprised of two or more industries), at times it may emphasize the financial services sector or other sectors. In fact, it may invest more than 25% of total assets in a single sector.

DWS Small Cap Index (formerly Scudder VIT Small Cap Index) VIP - Class A Shares seeks to replicate, as closely as possible, before expenses, the performance of the Russell 2000 Small Stock Index. The Russell 2000 Index emphasizes stocks of small U.S. companies and is a widely accepted benchmark of small-company stock performance. Under normal circumstances, the Fund intends to invest at least 80% of its assets, determined at the time of purchase, in stocks of companies included in the Russell 2000 Index and in derivative instruments, such as futures contracts and options, that provide exposure to the stocks of companies in the Russell 2000 Index. Sub-advised by Northern Trust Investments, N.A.

Federated Insurance Series -- advised by Federated Investment Management
Company.

Federated American Leaders Fund II - Primary Shares seeks to achieve long-term growth of capital as a primary objective and seeks to provide income as a secondary objective by investing primarily (under normal circumstances) in common stocks of "blue chip" companies.

Effective April 29, 2005, the Portfolio was closed to new Contributions and incoming Transfers (including Automatic Custom Transfers).

Federated Fund for U.S. Government Securities II seeks to provide current income by investing primarily in U.S. government securities, including mortgage-backed securities issued by U.S. government agencies.

Federated Capital Income Fund II seeks to provide high current income and moderate capital appreciation by investing primarily in both equity and fixed income securities that have high relative income potential.

Effective April 29, 2005, the Portfolio was closed to new Contributions and incoming Transfers (including Automatic Custom Transfers).

Franklin Templeton Variable Insurance Products Trust--advised by Franklin Advisory Services, LLC, Fort Lee, New Jersey.

Franklin Small Cap Value Securities Fund - Class I Shares seeks long-term total return. The Fund normally invests at least 80% of its net assets in investments of small capitalization companies and normally invests predominantly in equity securities. For this Fund small-capitalization companies are those with market capitalization values not exceeding $2.5 billion, at the time of purchase. The Fund invests mainly in equity securities of companies that the manager believes are undervalued.

Gartmore Variable Insurance Trust -- advised by Gartmore Mutual Fund Capital Trust of Delaware, and sub-advised by The Dreyfus Corporation of New York, New York.

Dreyfus GVIT Mid Cap Index Fund - Class II Shares seeks capital appreciation. Under normal conditions, the Fund invests at least 80% of its net assets in equity securities of companies included in the S&P MidCap 400(R) Index and in derivative instruments linked to the index.

Janus Aspen Series -- advised by Janus Capital Management LLC of Denver,
Colorado.

Janus Aspen Series Balanced Portfolio - Institutional Shares seeks long-term capital growth, consistent with preservation of capital and balanced by current income. The Portfolio normally invests 40-60% of its assets in securities selected primarily for their growth potential and 40-60% of its assets in securities selected primarily for their income potential. The Portfolio will normally invest at least 25% of its assets in fixed-income senior securities.

Janus Aspen Series Flexible Bond Portfolio - Institutional Shares seeks to obtain maximum total return, consistent with preservation of capital. The Portfolio invests, under normal circumstances, at least 80% of its assets plus the amount of any borrowings for investment purposes, in bonds. Bonds include, but are not limited to, government bonds, corporate bonds, convertible bonds, mortgage-backed securities, and zero-coupon bonds. The Portfolio will invest at least 65% of its assets in investment grade debt securities and will maintain an average-weighted effective maturity of five to ten years. The Portfolio will limit its investment in high-yield/high-risk bonds to 35% or less of its net assets. This Portfolio generates total return from a combination of current income and capital appreciation, but income is usually the dominant portion.. Janus Aspen Series Large Cap Growth Portfolio - Institutional Shares seeks long-term growth of capital in a manner consistent with the preservation of capital. The Portfolio invests primarily in common stocks selected for their growth potential. Although the Portfolio can invest in companies of any size, it generally invests in larger, more established companies.

Effective May 1, 2006, the Portfolio was closed to new Contributions and incoming Transfers (including Automatic Custom Transfers).

Janus Aspen Series Growth and Income Portfolio - Institutional Shares seeks long-term capital growth and current income. The Portfolio will normally invest up to 75% of its assets in equity securities selected primarily for their growth potential, and at least 25% of its assets in securities the portfolio manager believes have income potential. Equity securities may make up part or all of this income component if they currently pay dividends or the portfolio manager believes they have potential for increasing or commencing dividend payments. Because of this investment strategy, the Portfolio is not designed for investors who need consistent income.

Janus Aspen Series International Growth Portfolio - Institutional Shares seeks to invest, under normal circumstances, at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in securities of issuers from countries outside the United States. The Portfolio normally invests in securities of issuers from several different countries, excluding the U.S. Although the Portfolio intends to invest substantially all of its assets in issuers located outside the United States, it may invest in U.S. issuers and it may, under unusual circumstances, invest all of its assets in a single country. The Portfolio may have significant exposure to emerging markets.

Janus Aspen Series Worldwide Growth Portfolio - Institutional Shares seeks long-term growth of capital in a manner consistent with the preservation of capital. The Portfolio invests primarily in common stocks of any size throughout the world. The Portfolio normally invests in issuers from several different countries, including the U.S. The Portfolio may, under unusual circumstances, invest in a single country. The Portfolio may have significant exposure to emerging markets.

Effective April 29, 2005, the Portfolio was closed to new Contributions and incoming Transfers (including Automatic Custom Transfers).

Neuberger Berman Funds--advised by Neuberger Berman Management, Inc.

Neuberger Berman AMT Regency Portfolio - Class A Shares seeks growth of capital by investing mainly in common stocks of mid-capitalization companies. The portfolio seeks to reduce risk by diversifying among different companies and industries.

Oppenheimer Variable Account Funds - advised by OppenheimerFunds, Inc. of New York, New York.

Oppenheimer Global Securities Fund/VA seeks long term capital appreciation by investing a substantial portion of assets in securities of foreign issues "growth-type" companies, cyclical industries, and special situations that are considered to have appreciation possibilities.

PIMCO Variable Insurance Trust -- advised by Pacific Investment Management Company LLC of Newport Beach, California.

PIMCO VIT High Yield Portfolio - Administrative Class Shares seeks maximum total return, consistent with preservation of capital and prudent investment management. The Portfolio seeks to achieve its investment object by investing, under normal circumstances, at least 80% of its assets in a diversified portfolio of high-yield securities ("junk bonds") rated below investment grade but rated at least Caa by Moody's or CCC by S&P, or, if unrated, determined by PIMCO to be of comparable quality. The remainder of the Portfolio's assets may be invested in investment grade Fixed Income Instruments. The average portfolio duration of this Portfolio normally varies within a two-to-six-year time frame based on PIMCO's forecast for interest rates. The Portfolio may invest up to 20% of its total assets in securities denominated in foreign currencies and may invest beyond this limit in U.S. dollar-denominated securities of foreign issuers. The Portfolio normally will hedge at least 75% of its exposure to the foreign currency to reduce the risk of loss due to fluctuations in currency exchange rates. The Portfolio may invest all of its assets in derivative instruments, such as options, futures contracts, or swap agreements, or in mortgage- or asset-backed securities. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls). The "total return" sought by the Portfolio consists of income earned on the Portfolio's investments, plus capital appreciation, if any, which generally arises from decreases in interest rates or improving credit fundamentals for a particular sector or security.

PIMCO VIT Low Duration Portfolio - Administrative Class Shares seeks maximum total return, consistent with preservation of capital and prudent investment management. The Portfolio seeks to achieve its investment objective by investing under normal circumstances, at least 65% of its total assets in a diversified portfolio of fixed income instruments of varying maturities. The average portfolio duration of this Portfolio normally varies within a one- to three-year time frame based on PIMCO's forecast for interest rates. The Portfolio invests primarily in investment grade debt securities, but may invest up to 10% of its total assets in high-yield securities ("junk bonds") rated B or higher by Moody's or S&P, or, if unrated, determined by PIMCO to be of comparable quality. The Portfolio may invest up to 30% of its total assets in securities denominated in foreign currencies, and may invest beyond this limit in U.S. dollar-denominated securities of foreign issuers. The Portfolio will normally hedge at least 75% of its exposure to foreign currency to reduce the risk of loss due to fluctuations in currency exchange rates. The Portfolio may invest all of its assets in derivative instruments, such as options, futures contracts, or swap agreements, or in mortgage- or asset-backed securities. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls). The "total return" sought by the Portfolio consists of income earned on the Portfolio's investments, plus capital appreciation, if any, which generally arises from decreases in interest rates or improving credit fundamentals for a particular sector or security.

PIMCO VIT Total Return Portfolio - Administrative Class Shares seeks maximum total return, consistent with preservation of capital and prudent investment management. The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 65% of its total assets in a diversified portfolio of fixed income instruments of varying maturities. The average portfolio duration of this Portfolio normally varies within a three-to six-year frame based on PIMCO's forecast for interest rates. The Portfolio invests primarily in investment grade debt securities, but may invest up to 10% of its total assets in high yield securities ("junk bonds") rated B or higher by Moody's or S&P or, if unrated, determined by PIMCO to be of comparable quality. The Portfolio may invest up to 30% of its total assets in securities denominated in foreign currencies, and may invest beyond this limit in U.S. dollar-denominated securities of foreign issuers. The Portfolio will normally hedge at least 75% of its exposure to foreign currency to reduce the risk of loss due to fluctuations in currency exchange rates. The portfolio may invest all of its assts in derivative instruments, such as options, futures contracts or swap agreements, or in mortgage- or asset-backed securities. The Portfolio may not invest in equity securities. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls). The "total return" sought by the Portfolio consists of income earned on the Portfolio's investments, plus capital appreciation, if any, which generally arises from decreases in interest rates or improving credit fundamentals for a particular sector or security.

Pioneer Investments, Inc. -- advised by Pioneer Investment Management, Inc. of Boston, Massachusetts.

Pioneer Fund VCT Portfolio - Class I Shares seeks reasonable income and long-term total return by investing primarily in the common stocks of U.S. companies. The Fund diversifies across all sectors of the S&P 500(R) Index using an actively managed, bottom-up approach that seeks under-valued, high quality stocks of well established companies in well established businesses.

Pioneer Growth Opportunities VCT Portfolio - Class I Shares seeks growth of capital. To achieve its objective, under normal circumstances the Portfolio invests most of its assets in common stocks of companies the advisor considers to be reasonably priced or undervalued, with above average growth potential.

Pioneer Mid Cap Value VCT Portfolio - Class II Shares seeks long-term total return by investing primarily in a diversified portfolio of equity securities of mid-sized companies that offer the growth potential of small companies, yet the relative stability of larger ones. It is managed with a value orientation through fundamental research to find quality stocks that Pioneer believes are under-valued, but possess a catalyst for appreciation.

Pioneer Small Cap Value VCT Portfolio - Class I Shares seeks long-term growth of capital through investing primarily in small- capitalization value U.S. companies. To achieve its objective, under normal circumstances the Portfolio invests at least 80% of its net assets (plus any borrowings for investment purposes) in equity and equity-related securities of small companies. Small companies are those with market values, at the time of investment, that do not exceed the greater of the market capitalization of the largest company within the Russell 2000 Index or the 3-year rolling average of the market capitalization of the largest company within the Russell 2000 Index as measured at the end of the preceding month.

Prudential Series Fund, Inc. -- managed by Prudential Investments LLC of Newark, New Jersey and sub-advised by Jennison Associates, LLC of New York, NY and Salomon Brothers Asset Management of New York, NY.

Prudential Series Fund Equity Portfolio Class II Shares seeks long-term growth of capital by investing in the common stock of major established companies (companies with over $5 billion in market capitalizations) as well as smaller companies.

Schwab Annuity Portfolios -- advised by Charles Schwab Investment Management, Inc. of San Francisco, California.

Schwab MarketTrack Growth Portfolio II(TM) seeks to provide high capital growth with less volatility than an all stock portfolio by investing in a mix of stocks, bonds, and cash equivalents either directly or through investment in other mutual funds.

Schwab Money Market Portfolio(TM) seeks the highest current income consistent with liquidity and stability of capital. This Portfolio is neither insured nor guaranteed by the Federal Deposit Insurance Corporation or any other government agency. There can be no assurance that it will be able to maintain a stable net asset value of $1.00 per share.

Schwab S&P 500 Index Portfolio seeks to track the price and dividend performance (total return) of stocks of U.S. companies, as represented in the Standard & Poor's Composite Index of 500 stocks.

Third Avenue Variable Series Trust--advised by Third Avenue Management LLC, 622 Third Avenue, New York, NY 10017

Third Avenue Value -Variable Insurance Trust Shares - seeks long-term capital appreciation mainly by acquiring common stocks of well-financed companies (meaning companies without significant liabilities in comparison to their overall resources) at a discount to what the adviser believes is their intrinsic value. The Portfolio also seeks to acquire senior securities, such as preferred stocks, and debt instruments (including high-yield securities) that the adviser believes are undervalued. Acquisitions of these senior securities and debt instruments will generally be limited to those providing: (1) protection against the issuer taking certain actions which could reduce the value of the security; and (2) above-average current yields, yields to events (e.g., acquisitions and recapitalizations), or yields to maturity. The Portfolio invests in companies regardless of market capitalization, although it frequently finds value in companies with a smaller capitalization. It also invests in both domestic and foreign securities. The mix of the Portfolio's investments at any time will depend on the industries and types of securities the adviser believes hold the most value within the Portfolio's investment strategy.

The Universal Institutional Funds, Inc. -- advised by Morgan Stanley Investment Management Inc. ("MSIM") of New York, New York. MSIM does business in certain instances as "Van Kampen."

Universal Institutional Funds U.S. Real Estate Portfolio - Class I Shares seeks to provide above average current income and long-term capital appreciation by investing primarily in equity securities of companies engaged in the U.S. real estate industry, including real estate investment trusts.

Van Kampen Life Investment Trust -- advised by Van Kampen Asset Management, a wholly-owned subsidiary of Van Kampen Investments, Inc.

Van Kampen LIT Comstock - Class I Shares seeks capital growth and income through investments in equity securities, including common stocks, preferred stocks and securities convertible into common and preferred stocks. In selecting securities for investment, the Portfolio focuses primarily on the security's potential for capital growth and income. The Portfolio emphasizes a value style of investing seeking well-established, undervalued companies. The Portfolio's investment adviser generally seeks to identify companies that are undervalued and have identifiable factors that might lead to improved valuations.

Van Kampen LIT Growth & Income - Class I Shares seeks long-term growth of capital and income. The Portfolio, under normal market conditions, achieves the investment objective by investing primarily in income- producing equity securities, including common stocks and convertible securities; although investments are also made in non-convertible preferred stocks and debt securities rated within the four highest grades assigned by Standard & Poor's ("S&P") or by Moody's Investors Service, Inc. ("Moody's"). In selecting securities for investment, the Portfolio focuses primarily on the security's potential for growth and income. The Portfolio's investment adviser may focus on larger capitalization companies that it believes possess characteristics for improved valuation. The Portfolio's investment adviser looks for catalysts for change that may positively impact a company, such as new management, industry development or regulatory change. The aim is to uncover these catalysts for change, and then benefit from potential stock price appreciation of the change taking place at the company. The Portfolio may invest up to 15% of its assets in equity real estate investment trusts.

Wells Fargo Funds -- advised by Wells Fargo Funds Management, LLC, an affiliate of Funds Management located in San Francisco, California.

Wells Fargo Advantage Multi Cap Value Fund - Class VT Shares seeks long-term capital appreciation. The Fund invests in equity securities that it believe are undervalued relative to the market based on discounted earnings, cash flow, or asset value. The Fund may invest in equity securities of companies of any market capitalization, and at times may emphasize one or more particular sectors. The Fund specifically looks for companies whose stock prices may benefit from a positive dynamic of change, such as a new management team, a new product or service, a corporate restructuring, an improved business plan, industry consolidation or positive timing in the business cycle. As a hedging strategy, the Fund may write put and call options, meaning that the Fund sells an option to another party giving that party the right to either sell a stock to (put) or buy a stock from (call) the Fund at a predetermined price in the future. Whether or not this hedging strategy is successful depends on a variety of factors, particularly the Fund's ability to predict movements of the price of the hedged stock.

Effective April 29, 2005, the Portfolio was closed to new Contributions and incoming Transfers (including Automatic Custom Transfers).

Wells Fargo Advantage Opportunity Fund - Class VT Shares seeks long-term capital appreciation. The Fund invests principally in equity securities of medium-capitalization companies that it believes are under-priced yet, have attractive growth prospects. The Fund may invest up to 25% of its assets in foreign securities.


Meeting Investment Objectives

Meeting investment objectives depends on various factors, including, but not limited to, how well the Portfolio managers anticipate changing economic and market conditions. There is no guarantee that any of these Portfolios will achieve their stated objectives.

Where to Find More Information About the Portfolios

Additional information about the investment objectives and policies of all the Portfolios and the investment advisory and administrative services and charges can be found in the current Portfolio Prospectuses, which can be obtained without charge from the Schwab Insurance Center. You may also visit www.schwab.com or www.schwaballiance.com (for clients of investment managers who are Schwab Alliance customers). Prospectuses for Portfolios that are closed to new Contributions and incoming Transfers are available upon request to the Annuity Administration Department and may be found online at: https://www.fascorp.com/schwab/pages/schwab_fund_prospectuses_select.htm.


The Portfolio Prospectuses should be read carefully before any decision is made concerning the allocation of Contributions to, or Transfers among, the Sub-Accounts.

Addition, Deletion or Substitution

Great-West does not control the Portfolios and cannot guarantee that any of the Portfolios will always be available for allocation of Contributions or Transfers. We retain the right to make changes in the Series Account and in its investments.

Great-West and GWFS Equities, Inc. ("GWFS") reserve the right to discontinue the offering of any Portfolio. If a Portfolio is discontinued, we may substitute shares of another Portfolio or shares of another investment company for the discontinued Portfolio's shares. Any share substitution will comply with the requirements of the 1940 Act.

If you are contributing to a Sub-Account corresponding to a Portfolio that is being discontinued, you will be given notice prior to the Portfolio's elimination.

Based on marketing, tax, investment and other conditions, we may establish new Sub-Accounts and make them available to Owners at our discretion. Each additional Sub-Account will purchase shares in a Portfolio or in another mutual fund or investment vehicle.

If, in our sole discretion, marketing, tax, investment or other conditions warrant, we may also eliminate one or more Sub-Accounts. If a Sub-Account is eliminated, we will notify you and request that you reallocate the amounts invested in the eliminated Sub-Account.

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The Guarantee Period Fund

The Guarantee Period Fund is not part of the Series Account. Amounts allocated to the Guarantee Period Fund will be deposited to, and accounted for, in a non-unitized market value separate account. As a result, you do not participate in the performance of the assets through unit values.

Consequently, these assets accrue solely to the benefit of Great-West and any gain or loss in the non-unitized market value separate account is borne entirely by Great-West. You will receive the Contract guarantees made by Great-West for amounts you contribute to the Guarantee Period Fund.

When you contribute or Transfer amounts to the Guarantee Period Fund, you select a new Guarantee Period from those available. All Guarantee Periods will have a term of at least three years for Contracts issued after June 1, 2003. Contributions allocated to the Guarantee Period Fund will be credited on the Transaction Date we receive them.

Each Guarantee Period will have its own stated rate of interest and maturity date determined by the date the Guarantee Period is established and the term you choose.

Currently, Guarantee Periods with annual terms of three to ten years are offered only in those states where the Guarantee Period Fund is available. The Guarantee Periods may change in the future, but this will not have an impact on any Guarantee Period already in effect.


The value of amounts in each Guarantee Period equals Contributions plus interest earned, less any Premium Tax, amounts distributed, withdrawn (in whole or in part), amounts Transferred or applied to an annuity option, periodic withdrawals and charges deducted under the Contract. If a Guarantee Period is broken, a Market Value Adjustment may be assessed (please see "Breaking a Guarantee Period" on page xx). Any amount withdrawn or transferred prior to the Guarantee Period Maturity Date will be paid in accordance with the Market Value Adjustment formula. You can read more about Market Value Adjustments on page xx.


Investments of the Guarantee
Period Fund

We use various techniques to invest in assets that have similar characteristics to our general account assets--especially cash flow patterns. We will primarily invest in investment-grade fixed income securities including:
o Securities issued by the U.S. Government or its agencies or instrumentalities, which may or may not be guaranteed by the U.S. Government.
o Debt securities which have an investment grade, at the time of purchase, within the four highest grades assigned by Moody's Investment Services, Inc. (Aaa, Aa, A or Baa), Standard & Poor's Corporation (AAA, AA, A or BBB) or any other nationally recognized rating service.
o Other debt instruments, including, but not limited to, issues of banks or bank holding companies and of corporations, which obligations--although not rated by Moody's, Standard & Poor's, or other nationally recognized rating firms--are deemed by us to have an investment quality comparable to securities which may be purchased as stated above.
o Commercial paper, cash or cash equivalents and other short-term investments having a maturity of less than one year which are considered by us to have investment quality comparable to securities which may be purchased as stated above.

In addition, we may invest in futures and options solely for non-speculative hedging purposes. We may sell a futures contract or purchase a put option on futures or securities to protect the value of securities held in or to be sold for the general account or the non-unitized market value separate account if the securities prices are anticipated to decline. Similarly, if securities prices are expected to rise, we may purchase a futures contract or a call option against anticipated positive cash flow or may purchase options on securities.

The above information generally describes the investment strategy for the Guarantee Period Fund. However, we are not obligated to invest the assets in the Guarantee Period Fund according to any particular strategy, except as may be required by Colorado and other state insurance laws. The stated rate of interest that we establish will not necessarily relate to the performance of the non-unitized market value separate account.

Subsequent Guarantee Periods

Before annuity payouts begin, you may reinvest the value of amounts in a maturing Guarantee Period in a new Guarantee Period of any length we offer at that time. On the quarterly statement you receive prior to the end of any Guarantee Period, we will notify you of the upcoming maturity of a Guarantee Period. The Guarantee Period available for new Contributions may be changed at any time, including between the date we notify you of a maturing Guarantee Period and the date a new Guarantee Period begins.

If you do not tell us where you would like the amounts in a maturing Guarantee Period allocated by the maturity date, we will automatically allocate the amount to a Guarantee Period of the same length as the maturing period. If the term previously chosen is no longer available, the amount will be allocated to the next shortest available Guarantee Period term. If none of the above are available, the value of matured Guarantee Periods will be allocated to the Schwab Money Market Sub-Account.

No Guarantee Period may mature later than six months after your Payout Commencement Date. For example, if a 3-year Guarantee Period matures and the Payout Commencement Date begins 1 3/4 years following its Guarantee Period Maturity Date, the matured value will be transferred to a 2-year Guarantee Period.

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Breaking a Guarantee Period

If you begin annuity payouts, Transfer or withdraw prior to the Guarantee Period Maturity Date, you are breaking a Guarantee Period. When we receive a request to break a Guarantee Period and you have another Guarantee Period that is closer to its maturity date, we will break that Guarantee Period first.

If you break a Guarantee Period, you may be assessed an interest rate adjustment called a Market Value Adjustment.

Interest Rates

The declared annual rates of interest are guaranteed throughout the Guarantee Period. For Guarantee Periods not yet in effect, Great-West may declare interest rates different from those currently in effect. When a subsequent Guarantee Period begins, the rate applied will be equal to or more than the rate currently in effect for new Contracts with the same Guarantee Period.

The stated rate of interest must be at least equal to the Guaranteed Interest Rate, but Great-West may declare higher rates. The Guaranteed Interest Rate is based on the applicable state standard non-forfeiture law.

We guarantee an effective yearly interest rate that complies with the non-forfeiture law that is in effect on the issue date for the state in which this Contract was delivered. As explained above, a negative Market Value Adjustment may result in an effective interest rate lower than the Guaranteed Interest Rate applicable to this Contract and the value of the Contribution(s) allocated to the Guarantee Period being less than the Contribution(s) made.


The determination of the stated interest rate is influenced by, but does not necessarily correspond to, interest rates available on fixed income investments which Great-West may acquire using funds deposited into the Guarantee Period Fund. In addition, Great-West considers regulatory and tax requirements, sales and administrative expenses, general economic trends and competitive factors in determining the stated interest rate.

Market Value Adjustment

Amounts you allocate to the Guarantee Period Fund may be subject to an interest rate adjustment called a Market Value Adjustment if, six months or more before a Guarantee Period Fund's Maturity Date, you:

o surrender your investment in the Guarantee Period Fund;
o transfer money from the Guarantee Period Fund;
o partially withdraw money from the Guarantee Period Fund;
o take a periodic withdrawal;
o apply amounts from the Guarantee Period Fund to purchase an annuity to receive payouts from your account; or
o take a distribution from the Guarantee Period Fund upon the death of the Owner or the Annuitant.

The Market Value Adjustment will not apply to any Guarantee Period having fewer than six months prior to the Guarantee Period Maturity Date in each of the following situations:

o transfer to a Sub-Account offered under this Contract;
o surrenders, partial withdrawals, annuitization or periodic withdrawals; or
o a single sum payout upon death of the Owner or Annuitant.

A Market Value Adjustment may increase or decrease the amount payable on the above-described distributions. The formula for calculating Market Value Adjustments is detailed in Appendix B. Appendix B also includes examples of how Market Value Adjustments work.

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Application and Initial Contributions

The first step to purchasing the Schwab Select Annuity is to complete your Contract application and submit it with your initial minimum Contribution of $5,000, $2,000 if an IRA, or $1,000 if you are setting up an Automatic Contribution Plan. Initial Contributions can be made by check (payable to GWL&A) or transferred from a Schwab brokerage account.

If your application is complete, your Contract will be issued and your Contribution will be credited within two business days after receipt at the Annuity Administration Department at Great-West. Acceptance is subject to sufficient information in a form acceptable to us. We reserve the right to reject any application or Contribution.

If your application is incomplete, the Annuity Administration Department will complete the application from information Schwab has on file or contact you by telephone to obtain the required information. If the information necessary to complete your application is not received within five business days at the Annuity Administration Department, we will return to you both your check and the application. If you provide consent we will retain the initial Contribution and credit it as soon as we have completed your application.

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Free Look Period

During the free look period (ten days or longer where required by law), you may cancel your Contract. If you exercise the free look privilege, you must return the Contract to the Annuity Administration Department at Great-West.

Generally, Contributions will be allocated to the Sub-Accounts you selected on the application, effective upon the Transaction Date. During the free look period, you may change your Sub-Account allocations as well as your allocation percentages.

Contracts returned during the free look period will be void from the date we issued the Contract. In the majority of states, we will refund your current Annuity Account Value. This amount may be higher or lower than your Contributions, which means you bear the investment risk during the free look period.

Certain states require that we return the greater of your Annuity Account Value (less any surrenders, withdrawals, and distributions already received) or the amount of Contributions received. During the free look period, all Contributions will be processed as follows:
o Amounts you specify to be allocated to one or more of the available Guarantee Periods will be allocated as directed, effective upon the Transaction Date.
o Amounts you specify to be allocated to one or more of the Sub-Accounts will first be allocated to the Schwab Money Market Sub-Account until the end of the free look period. After the free look period is over, the Variable Account Value held in the Schwab Money Market Sub-Account will be allocated to the Sub-Accounts you selected on the application.

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Subsequent Contributions

Once your application is complete and we have received your initial Contribution, you can make subsequent Contributions at any time prior to the Payout Commencement Date, as long as the Annuitant is living. Additional Contributions must be at least $500, or $100 if made via an Automatic Contribution Plan. Total Contributions may exceed $1,000,000 only with our prior approval. Additional Contributions will be credited on the date received by the Annuity Administration Department at GWL&A if received before 4:00 p.m. Eastern Time and the NYSE is open for business. Additional Contributions received after 4:00 p.m. Eastern Time will be credited on the next business day the NYSE is open for business.

Subsequent Contributions can be made by check or via an Automatic Contribution Plan directly from your bank or savings account. You can designate the date you'd like your subsequent Contributions deducted from your account each month. If you make subsequent Contributions by check, your check should be payable to GWL&A.

You'll receive a confirmation of each Contribution you make upon its acceptance.

Great-West reserves the right to modify the limitations set forth in this section.

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Annuity Account Value

Prior to the Annuity Commencement Date, your Annuity Account Value is the sum of the Variable and Fixed Account Values established under your Contract.

Before your Annuity Commencement Date, the Variable Account Value is the total dollar amount of all Accumulation Units credited to you for each Sub-Account. Initially, the value of each Accumulation Unit was set at $10.00. Each Sub-Account's value prior to the Annuity Commencement Date is equal to:
o net Contributions allocated to the corresponding Sub-Account,
o plus or minus any increase or decrease in the value of the assets of the Sub-Account due to investment results,
o minus the daily mortality and expense risk charge,
o minus any applicable reductions for the Contract Maintenance Charge deducted on the Contract anniversary date,
o minus any applicable Transfer fees, and
o minus any withdrawals or Transfers from the Sub-Account.

The value of a Sub-Account's assets is determined at the end of each day that the NYSE is open for regular business (a "valuation date"). A valuation period is the period between successive valuation dates. It begins at the close of the NYSE (generally 4:00 p.m. Eastern Time) on each valuation date and ends at the close of the NYSE on the next succeeding valuation date.

The Variable Account Value is expected to change from valuation period to valuation period, reflecting the investment experience of the selected Sub-Account(s), as well as the deductions for applicable charges.

Upon allocating Variable Account Values to a Sub-Account you will be credited with variable Accumulation Units in that Sub-Account. The number of Accumulation Units you will be credited is determined by dividing the portion of each Contribution allocated to the Sub-Account by the value of an Accumulation Unit. The value of the Accumulation Units are determined and credited at the end of the valuation period during which the Contribution was received.

Each Sub-Account's Accumulation Units value is established at the end of each valuation period. It is calculated by multiplying the value of that unit at the end of the prior valuation period by the Sub-Account's Net Investment Factor for the valuation period. The formula used to calculate the Net Investment Factor is discussed in Appendix C.

Unlike a brokerage account, amounts held under a Contract are not covered by the Securities Investor Protection Corporation ("SIPC").

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Transfers

Prior to the Annuity Commencement Date you may Transfer all or part of your Annuity Account Value among and between the Sub-Accounts and the available Guarantee Periods by Request to the Annuity Administration Department at Great-West. Incoming Transfers to closed Sub-Accounts are not permitted.


Your Request must specify:
o the amounts being Transferred;
o the Sub-Account(s) and/or Guarantee Period(s) from which the Transfer is to be made; and
o the Sub-Account(s) and/or Guarantee Period(s) that will receive the Transfer.

Currently, there is no limit on the number of Transfers you can make among the Sub-Accounts and the Guarantee Period Fund during any calendar year, subject to certain restrictions discussed in this section. We reserve the right to limit the number of Transfers you make.

There is no charge for the first twelve Transfers each calendar year, but there will be a charge of $10 for each additional Transfer made. The charge will be deducted from the amount Transferred. All Transfers made on a single Transaction Date will count as only one Transfer toward the twelve free Transfers. However, if a one-time rebalancing Transfer also occurs on the Transaction Date, it will be counted as a separate and additional Transfer.

A Transfer generally will be effective on the date the Request for Transfer is received by the Annuity Administration Department at Great-West if received before 4:00 p.m. Eastern Time. Requests received after 4:00 p.m. Eastern Time will be effective on the next business day we and the NYSE are open for business. Under current tax law, there will not be any tax liability to you if you make a Transfer.

Transfers involving the Sub-Accounts will result in the purchase and/or cancellation of Accumulation Units having a total value equal to the dollar amount being transferred. The purchase and/or cancellation of such units is made using the Variable Account Value as of the end of the valuation date on which the Transfer is effective.

Transfers among the Sub-Accounts may also be subject to certain terms and conditions imposed by the Portfolios that could result in a Transfer request being rejected or the pricing for that Transfer delayed. Please review the respective Portfolio prospectus for details on any Portfolio level restrictions.


When you make a Transfer from amounts in a Guarantee Period before the Guarantee Period Maturity Date, the amount Transferred may be subject to a Market Value Adjustment as discussed on page xx. If you request in advance to Transfer amounts from a maturing Guarantee Period upon maturity, your Transfer will not count toward the 12 free Transfers and no Transfer fees will be charged.

Market Timing and Excessive Trading


The Contracts are intended for long-term investment and not for the purpose of market timing or excessive trading activity. Market timing activity may dilute the interests of Owners in the underlying Portfolios. Market timing generally involves frequent or unusually large transfers that are intended to take advantage of short-term fluctuations in the value of a Portfolio's portfolio securities and the reflection of that change in the Portfolio's share price. In addition, frequent or unusually large transfers may harm performance by increasing Portfolio expenses and disrupting Portfolio management strategies. For example, excessive trading may result in forced liquidations of portfolio securities or cause the Portfolio to keep a relatively higher cash position, resulting in increased brokerage costs and lost investment opportunities.

We maintain procedures designed to discourage market timing and excessive trading by Owners. As part of those procedures, we will rely on the Portfolios to monitor for such activity. If such activity is identified by a Portfolio, we will request a determination from the Portfolio as to whether such activity constitutes improper trading. If the Portfolio determines that the activity constitutes improper trading, Charles Schwab & Co. or the Company will contact the Owner via telephone and/or in writing to request that the Owner stop market timing and/or excessive trading immediately. We will then provide a subsequent report of the Owner's trading activity to the Portfolio. If the Portfolio determines that the Owner has not ceased improper trading, we will contact the Owner by telephone and/or in writing to inform the Owner that all Transfer Requests must be submitted to Great-West via a paper form that is mailed through U.S. mail ("U.S. Mail Restriction"); the Owner will not be permitted to make Transfer Requests via overnight mail, fax, the web, voice response unit, or the call center. Once the U.S. Mail Restriction has been in place for one hundred eighty (180) days, the restricted Owner may request that we lift the U.S. Mail Restriction by signing, dating and returning a form to us whereby the individual acknowledges the potentially harmful effects of improper trading on Portfolios and other investors, represents that no further improper trading will occur, and acknowledges that we may implement further restrictions, if necessary, to stop improper trading by the individual.

Please note that our market timing procedures are such that we do not impose trading restrictions unless or until the applicable underlying Portfolio first detects and notifies us of potential market timing or excessive trading activity. Accordingly, we cannot prevent all market timing or excessive trading transfer activity before it occurs, as it may not be possible to identify it unless and until a trading pattern is established. To the extent the Portfolios do not detect and notify us of market timing and/or excessive trading or the trading restrictions we impose fail to curtail it, it is possible that a market timer may be able to make market timing and/or excessive trading transactions with the result that the management of the Portfolios may be disrupted and the Owners may suffer detrimental effects such as increased costs, reduced performance, and dilution of their interests in the affected Portfolios.

We endeavor to ensure that our procedures are uniformly and consistently applied to all Owners, and we do not exempt any persons from these procedures. In addition, we do not enter into agreements with Owners whereby we permit market timing or excessive trading. Subject to applicable state law and the terms of each Contract, we reserve the right without prior notice to modify, restrict, suspend or eliminate the Transfer privileges (including telephone Transfers) at any time, to require that all Transfer Requests be made by you and not by your designee, and to require that each Transfer Request be made by a separate communication to us. We also reserve the right to require that each Transfer Request be submitted in writing and be signed by you.

The Portfolios may have adopted their own policies and procedures with respect to frequent purchases and redemptions of their respective shares. The prospectuses for the Portfolios should describe any such policies and procedures. The frequent trading policies and procedures of a Portfolio may be different, and more or less restrictive, than the frequent trading policies and procedures of other Portfolios and the policies and procedures we have adopted to discourage market timing and excessive trading. For example, a Portfolio may impose a redemption fee. Owners should also be aware that we may not have the contractual obligation or the operational capacity to apply the frequent trading policies and procedures of the respective Portfolios that would be affected by the transfers.

We may revise our market timing and excessive trading policy and related procedures at our sole discretion, at any time and without prior notice, as we deem necessary or appropriate to comply with state or federal regulatory requirements or to impose additional or alternative restrictions on Owners engaging in market timing or excessive trading. In addition, our orders to purchase shares of the Portfolios are generally subject to acceptance by the Portfolio, and in some cases a Portfolio may reject or reverse our purchase order. Therefore, we reserve the right to reject any Owner's Transfer Request if our order to purchase shares of the Portfolio is not accepted by, or is reversed by, an applicable Portfolio.

You should note that other insurance companies and retirement plans may also invest in the Portfolios and that those companies or plans may or may not have their own policies and procedures on frequent transfers. You should also know that the purchase and redemption orders received by the Portfolios generally are "omnibus" orders from intermediaries such as retirement plans or separate accounts funding variable insurance contracts. Omnibus orders reflect the aggregation and netting of multiple orders from individual retirement plan participants and/or individual owners of variable insurance contracts. The nature of such orders may limit the Portfolios' ability to apply their respective frequent trading policies and procedures. As a result, there is a risk that the Portfolios may not be able to detect market timing and/or excessive trading activities in the omnibus orders they receive. We cannot guarantee that the Portfolios will not be harmed by transfer activity relating to the retirement plans and/or other insurance companies that invest in the Portfolios. If the policies and procedures of other insurance companies or retirement plans fail to successfully discourage frequent transfer activity, it may affect the value of your investments in the Portfolios. In addition, if a Portfolio believes that an omnibus order we submit may reflect one or more Transfer Requests from an Owner engaged in frequent transfer activity, the Portfolio may reject the entire omnibus order and thereby interfere with our ability to satisfy your request even if you have not made frequent transfers. For transfers into more than one investment option, we may reject or reverse the entire Transfer Request if any part of it is not accepted by or is reversed by a Portfolio.

Automatic Custom Transfers
Dollar Cost Averaging

You may arrange for systematic Transfers from any open Sub-Account to any other open Sub-Account. (Transfers into closed Sub-Accounts are not permitted). These systematic Transfers may be used to Transfer values from the Schwab Money Market Sub-Account to the other Sub-Accounts as part of a dollar cost averaging strategy. Dollar cost averaging allows you to buy more units when the price is low and fewer units when the price is high. Over time, your average cost per unit may be more or less than if you invested all your money at one time. However, dollar cost averaging does not assure a greater profit, or any profit, and will not prevent or necessarily alleviate losses in a declining market.


You can set up automatic dollar cost averaging on a monthly, quarterly, semi-annual or annual basis. Your Transfer will be initiated on the Transaction Date one frequency period following the date of the Request. For example, if you request quarterly Transfers on January 9th, your first Transfer will be made on April 9th and every three months on the 9th thereafter. Transfers will continue on that same day for each interval unless terminated by you or for other reasons as set forth in the Contract.

If there are insufficient funds in the applicable Sub-Account on the date your Transfer is scheduled, your Transfer will not be made. However, your dollar cost averaging Transfers will resume once there are sufficient funds in the applicable Sub-Account. Dollar cost averaging will terminate automatically when you start taking payouts from the Contract. Dollar cost averaging Transfers are not included in the twelve free Transfers allowed in a calendar year.

Dollar cost averaging Transfers must meet the following conditions:

o The minimum amount that can be Transferred out of the selected Sub-Account is $100.
o You must: (1) specify the dollar amount to be Transferred, (2) designate the Sub-Account(s) to which the Transfer will be made, and (3) designate the percentage of the dollar amount to be allocated to each Sub-Account into which you are Transferring money. The Accumulation Unit values will be determined on the Transfer date.

-----------------------------------------------------------------------------
How dollar cost averaging works:

 -------- ---------     --------     --------
 Month    Contribution   Units        Price
                         Purchased    per
                                      unit
 -------- ------------   --------    --------
 -------- ------------   --------    --------
 Jan.      $250            10         $25.00

 -------- ------------   --------    --------
 -------- ------------   --------    --------
 Feb.       250            12          20.83
 -------- -----------    --------    --------
 -------- -----------    --------    --------
 Mar.       250            20          12.50
 -------- -----------    --------    --------
 -------- -----------    --------    --------
 Apr.       250            20          12.50
 -------- -----------    --------    --------
 -------- -----------    --------    --------
 May        250            15          16.67
 -------- -----------    --------    --------
 -------- -----------    --------    --------
 June       250            12          20.83
 -------- -----------    --------    --------
 Average   market   value  per  unit $18.06
 Investor's  average  cost  per unit $16.85

In the chart above, if all units had been purchased at one time at the highest unit value of $25.00, only 60 units could have been purchased with $1,500. By contributing smaller amounts over time, dollar cost averaging allowed 89 units to be purchased with $1,500 at an average unit price of $16.85. This investor purchased 29 more units at $1.21 less per unit than the average market value per unit of $18.06.
-------------------------------------------------------------------------------

You may not participate in dollar cost averaging and Rebalancer at the same time.

Great-West reserves the right to modify, suspend or terminate dollar cost averaging at any time.

Rebalancer

Over time, variations in each Sub-Account's investment results will change your asset allocation plan percentages. Rebalancer allows you to automatically reallocate your Variable Account Value to maintain your desired asset allocation. Participation in Rebalancer does not assure a greater profit, or any profit, nor will it prevent or necessarily alleviate losses in a declining market.

You can set up Rebalancer as a one-time Transfer or on a quarterly, semi-annual or annual basis. If you select to rebalance only once, the Transfer will take place on the Transaction Date of the Request. One-time Rebalancer Transfers count toward the twelve free Transfers allowed in a calendar year.

If you select to rebalance on a quarterly, semi-annual or annual basis, the first Transfer will be initiated on the Transaction Date one frequency period following the date of the Request. For example, if you request quarterly Transfers on January 9th, your first Transfer will be made on April 9th and every three months on the 9th thereafter. Transfers will continue on that same day for each interval unless terminated by you or for other reasons as set forth in the Contract. Quarterly, semi-annual and annual Transfers will not count toward the twelve free Transfers.

-------------------------------------------------------------------------------
How Rebalancer works:
-------------------------------------------------------------------------------
Suppose you purchased your annuity and you decided to allocate 60% of your initial contribution to stocks; 30% to bonds and 10% to cash equivalents as in this pie chart:

Stocks 60%
   Large Company 30%
   Small Company 15%
   International 15%

Bonds 30%

Cash 10%

Now assume that stock portfolios outperform bond portfolios and cash equivalents over a certain period of time. Over this period, the unequal performance may alter the asset allocation of the above hypothetical plan to look like this:

Stocks 75%
   Large Company 35%
   Small Company 20%
   International 20%

Bonds 20%

Cash 5%


Rebalancer automatically reallocates your Variable Account Value to maintain your desired asset allocation. In this example, the portfolio would be reallocated back to 60% in stocks; 30% in bonds; 10% in cash equivalents.

-------------------------------------------------------------------------------
On the Transaction Date for the specified Request, assets will be automatically reallocated to the Sub-Accounts you selected. The Rebalancer option will terminate automatically when you start taking payouts from the Contract.

Rebalancer Transfers must meet the following conditions:

o Your entire Variable Account Value must be included (except for Sub-Accounts that are closed to new Contributions and incoming Transfers).

o You must specify the percentage of your Variable Account Value you wish allocated to each Sub-Account and the frequency of rebalancing. You may modify the allocations or stop the Rebalancer option at any time.
o You may not participate in dollar cost averaging and Rebalancer at the same time.

Great-West reserves the right to modify, suspend, or terminate the Rebalancer option at any time.

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Withdrawals

You may withdraw all or part of your Annuity Account Value at any time during the life of the Annuitant and prior to the Annuity Commencement Date by submitting a written withdrawal request to the Annuity Administration Department at Great-West. Withdrawals are not permitted by telephone. Withdrawals are subject to the rules below and federal or state laws, rules or regulations may also apply. The amount payable to you if you surrender your Contract is your Annuity Account Value, plus any applicable Market Value Adjustment on the Effective Date of the surrender, less any applicable Premium Tax. No withdrawals may be made after the date annuity payouts begin.


If you Request a partial withdrawal, your Annuity Account Value will be reduced by the dollar amount withdrawn. A Market Value Adjustment may apply. Market Value Adjustments are discussed on page xx.


Partial withdrawals are unlimited. However, you must specify the Sub-Account(s) or Guarantee Period(s) from which the withdrawal is to be made. After any partial withdrawal, if your remaining Annuity Account Value is less than $2,000, then a full surrender may be required. The minimum partial withdrawal (before application of the MVA) is $500.

The following terms apply to withdrawals:
o Partial withdrawals or surrenders are not permitted after the Annuity Commencement Date.
o A partial withdrawal or a surrender will be effective upon the Transaction
  Date.
o A partial withdrawal or a surrender from amounts in a Guarantee Period may be subject to the Market Value Adjustment provisions, and the Guarantee Period Fund provisions of the Contract.

Withdrawal Requests must be in writing with your original signature. If your instructions are not clear, your Request will be denied and no surrender or partial withdrawal will be processed.

After a withdrawal of all of your Annuity Account Value, or at any time that your Annuity Account Value is zero, all your rights under the Contract will terminate.


Tax consequences of withdrawals are detailed below, but you should consult a competent tax adviser prior to authorizing a withdrawal from your Annuity Account Value.


Partial Withdrawals to Pay Investment Manager or Financial Advisor Fees

You may Request partial withdrawals from your Annuity Account Value and direct us to remit the amount withdrawn directly to your designated Investment Manager or Financial Advisor (collectively "Consultant"). A withdrawal Request for this purpose must meet the $500 minimum withdrawal requirements and comply with all terms and conditions applicable to partial withdrawals, as described above. Tax consequences of withdrawals are detailed below, but you should consult a competent tax advisor prior to authorizing a withdrawal from your Annuity Account Value to pay Consultant fees.

Tax Consequences of Withdrawals

Withdrawals made for any purpose may be taxable--including payments made by us directly to your Consultant.

In addition, the Code may require us to withhold federal income taxes from withdrawals and report such withdrawals to the IRS. If you request partial withdrawals to pay Consultant fees, your Annuity Account Value will be reduced by the sum of the fees paid to the Consultant and the related withholding.

You may elect, in writing, to have us not withhold federal income tax from withdrawals, unless withholding is mandatory for your Contract. If you are younger than 59 1/2, the taxable portion of any withdrawal is generally considered to be an early withdrawal and is subject to an additional federal penalty tax of 10%.


Some states also require withholding for state income taxes. For details about withholding, please see "Federal Tax Matters" on page xx.


If you are interested in this Contract as an IRA, please refer to Section 408 of the Code for limitations and restrictions on cash withdrawals.

-------------------------------------------------------------------------------
Telephone and Internet Transactions

You may make Transfer Requests by telephone, fax and/or Internet. Transfer Requests received before 4:00 p.m. Eastern Time will be made on that day at that day's unit value. Transfer requests received after 4:00 p.m. Eastern Time will be made on the next business day that we and the NYSE are open for business, at that day's unit value.

We will use reasonable procedures to confirm that instructions communicated by telephone, fax and/or Internet are genuine, such as:
o requiring some form of personal identification prior to acting on instructions;
o providing written confirmation of the transaction; and/or
o tape recording the instructions given by telephone.

If we follow such procedures we will not be liable for any losses due to unauthorized or fraudulent instructions.

We reserve the right to suspend telephone, fax and/or Internet transaction privileges at any time, for some or all Contracts, and for any reason. Withdrawals are not permitted by telephone.

-------------------------------------------------------------------------------
Death Benefit

The Death Benefit, if any, will be equal to the greater of:

o the Annuity Account Value plus or minus an MVA, if applicable, as of the date a Request for payout is received, less any Premium Tax, or
o the sum of Contributions, less partial withdrawals and/or periodic withdrawals, and less any Premium Tax.

Proportional Withdrawals (Oregon Only)

Before the Annuity Commencement Date, the Death Benefit, if any, for Contracts issued prior to April 30, 2004, in the State of Oregon will be as stated above. For Contracts issued in Oregon after April 30, 2004, the Death Benefit will be equal to the greater of:

o the Annuity Account Value plus or minus an MVA, if applicable, as of the date a Request for payout is received, less any Premium Tax, or
o the sum of Contributions, less Proportional Withdrawals and less any Premium Tax.

Proportional Withdrawals (effective for Contracts issued after April 30, 2004 in Oregon only) are withdrawals, if any, made by you, whether partial and/or periodic, which reduce your Annuity Account Value as measured as a percentage of each prior withdrawal against the current Annuity Account Value. Proportional Withdrawals are determined by calculating the percentage of your Annuity Account Value that each prior withdrawal represented when the withdrawal was made. Therefore, a partial withdrawal of 75% of the Annuity Account Value will be considered a 75% reduction in the total Contributions.

For example, in a rising market, where a contract Owner contributed $100,000 which increased to $200,000 due to market appreciation and then withdrew $150,000, the new balance is $50,000 and the Proportional Withdrawal is 75% ($150,000/$200,000 = 75%). This 75% Proportional Withdrawal is calculated against the total Contribution amount of $100,000 for a Death Benefit equal to the greater of the Annuity Account Value ($50,000) or total Contributions reduced by 75% ($100,000 reduced by 75%, or $25,000). Here, the Death Benefit would be $50,000.

Separately, if the contract Owner withdrew $50,000, or 25% of the Annuity Account Value, for a new balance of $150,000, the Death Benefit remains the greater of the Annuity Account Value ($150,000) or total Contributions reduced by the Proportional Withdrawal calculation ($100,000 reduced by 25%, or $75,000). Here, the Death Benefit is $150,000.

If the contract Owner withdraws an additional $50,000, this represents an additional Proportional Withdrawal of 33% ($50,000/$150,000 = 33%). The Death Benefit is now equal to the greater of the Annuity Account Value ($100,000) or total Contributions reduced by all the Proportional Withdrawal calculations ($100,000 reduced by 75% and then reduced by 33%, or $16,750). Here, the Death Benefit is $100,000.

In a declining market, where a contract Owner contributed $100,000 which declined in value due to market losses to $50,000, and the contract Owner then withdrew $40,000, or 80% of Annuity Account Value, the result is a new account balance of $10,000. When applying Proportional Withdrawals, here 80%, the Death Benefit is the greater of the Annuity Account Value ($10,000) or total Contributions reduced by the Proportional Withdrawal calculation ($100,000 reduced by 80%, or $20,000). Here, the Death Benefit is $20,000.

The Death Benefit will become payable following our receipt of the Beneficiary's claim in good order. When an Owner or the Annuitant dies before the Annuity Commencement Date and a Death Benefit is payable to a Beneficiary, the Death Benefit proceeds will remain invested according to the allocation instructions given by the Owner(s) until new allocation instructions are requested by the Beneficiary or until the Death Benefit is actually paid to the Beneficiary.

The amount of the Death Benefit will be determined as of the date payouts begin. However, on the date a payout option is processed, the Variable Account Value will be Transferred to the Schwab Money Market Sub-Account unless the Beneficiary elects otherwise.

Subject to the distribution rules below, payout of the Death Benefit may be made as follows:

Variable Account Value
o payout in a single sum, or
o payout under any of the variable annuity options provided under this Contract.

Fixed Account Value
o payout in a single sum that may be subject to a Market Value Adjustment, or
o payout under any of the annuity options provided under this Contract that may be subject to a Market Value Adjustment.

Any payment within six months of the Guarantee Period Maturity Date will not be subject to a Market Value Adjustment.

In any event, no payout of benefits provided under the Contract will be allowed that does not satisfy the requirements of the Code and any other applicable federal or state laws, rules or regulations.

Beneficiary

You may select one or more Beneficiaries. If more than one Beneficiary is selected, they will share equally in any Death Benefit payable unless you indicate otherwise. You may change the Beneficiary at any time before the Annuitant's death.

A change of Beneficiary will take effect as of the date the request is processed by the Annuity Administration Department, unless a certain date is specified by the Owner. If the Owner dies before the Request is processed, the change will take effect as of the date the request was made, unless we have already made a payout or otherwise taken action on a designation or change before receipt or processing of such Request. A Beneficiary designated irrevocably may not be changed without the written consent of that Beneficiary, except as allowed by law.

The interest of any Beneficiary who dies before the Owner or the Annuitant will terminate at the death of the Beneficiary. The interest of any Beneficiary who dies at the time of, or within 30 days after the death of an Owner or the Annuitant, will also terminate if no benefits have been paid to such Beneficiary, unless the Owner otherwise indicates by Request. The benefits will then be paid as though the Beneficiary had died before the deceased Owner or Annuitant. If no Beneficiary survives the Owner or Annuitant, as applicable, we will pay the Death Benefit proceeds to the Owner's estate.

If the Beneficiary is not the Owner's surviving spouse, she/he may elect, not later than one year after the Owner's date of death, to receive the Death Benefit in either a single sum or payout under any of the variable or fixed annuity options available under the Contract, provided that:
o such annuity is distributed in substantially equal installments over the life or life expectancy of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary; and
o such distributions begin not later than one year after the Owner's date of death.

If an election is not received by Great-West from a non-spouse Beneficiary or substantially equal installments begin later than one year after the Owner's date of death, then the entire amount must be distributed within five years of the Owner's date of death. The Death Benefit will be determined as of the date the payouts begin.

If a corporation or other non-individual entity is entitled to receive benefits upon the Owner's death, the Death Benefit must be completely distributed within five years of the Owner's date of death.

Distribution of Death Benefit

Death of Annuitant
Upon the death of the Annuitant while the Owner is living, and before the Annuity Commencement Date, we will pay the Death Benefit to the Beneficiary unless there is a Contingent Annuitant.

If a Contingent Annuitant was named by the Owner(s) prior to the Annuitant's death, and the Annuitant dies before the Annuity Commencement Date while the Owner and Contingent Annuitant are living, no Death Benefit will be payable and the Contingent Annuitant will become the Annuitant.

If the Annuitant dies after the Annuity Commencement Date and before the entire interest has been distributed, any benefit payable must be distributed to the Beneficiary according to and as rapidly as under the payout option which was in effect on the Annuitant's date of death.

If the deceased Annuitant is an Owner, or if a corporation or other non-individual is an Owner, the death of the Annuitant will be treated as the death of an Owner and the Contract will be subject to the "Death of Owner" provisions described below.

-------------------------------------------------------------------------------
Contingent Annuitant
While the Annuitant is living, you may, by Request, designate or change a Contingent Annuitant from time to time. A change of Contingent Annuitant will take effect as of the date the request is processed at the Annuity Administration Department at Great-West, unless a certain date is specified by the Owner(s). Please note, you are not required to designate a Contingent Annuitant.
------------------------------------------------------------------------------

Death of Owner Who Is Not the Annuitant
If there is a Joint Owner who is the surviving spouse and the Beneficiary of the deceased Owner, the Joint Owner becomes the Owner and Beneficiary and the Joint Owner may elect to take the Death Benefit or to continue the Contract in force.

If the Owner dies after the Annuity Commencement Date and before the entire interest has been distributed while the Annuitant is living, any benefit payable will continue to be distributed to the Annuitant as rapidly as under the payout option applicable on the Owner's date of death. All rights granted the Owner under the Contract will pass to any surviving Joint Owner and, if none, to the Annuitant.

In all other cases, we will pay the Death Benefit to the Beneficiary even if a Joint Owner (who was not the Owner's spouse on the date of the Owner's death), the Annuitant and/or the Contingent Annuitant are alive at the time of the Owner's death, unless the sole Beneficiary is the deceased Owner's surviving spouse who may elect to become the Owner and Annuitant and continue the Contract in force.

Death of Owner Who Is the Annuitant
If there is a Joint Owner who is the surviving spouse of the deceased Owner and a Contingent Annuitant, the Joint Owner becomes the Owner and the Beneficiary, the Contingent Annuitant will become the Annuitant, and the Contract will continue in force.

If there is a Joint Owner who is the surviving spouse and the Beneficiary of the deceased Owner but no Contingent Annuitant, the Joint Owner will become the Owner, Annuitant and Beneficiary and may elect to take the Death Benefit or continue the Contract in force.

In all other cases, we will pay the Death Benefit to the Beneficiary, even if a Joint Owner (who was not the Owner's spouse on the date of the Owner's death), Annuitant and/or Contingent Annuitant are alive at the time of the Owner's death, unless the sole Beneficiary is the deceased Owner's surviving spouse who may elect to become the Owner and Annuitant and continue the Contract in force.

-------------------------------------------------------------------------------
Charges and Deductions
No amounts will be deducted from your Contributions except for any applicable Premium Tax. As a result, the full amount of your Contributions (less any applicable Premium Tax) are invested in the Contract.

As more fully described below, charges under the Contract are assessed only as deductions for:

o       Premium Tax, if applicable;
o       Certain Transfers;
o       a Contract Maintenance Charge; and
o       our assumption of mortality and expense risks.

Mortality and Expense Risk Charge
We deduct a mortality and expense risk charge from your Variable Account Value at the end of each valuation period to compensate us for bearing certain mortality and expense risks under the Contract. This is a daily charge equal to an effective annual rate of 0.85%. We guarantee that this charge will never increase beyond 0.85%.

The mortality and expense risk charge is reflected in the unit values of each of the Sub-Accounts you have selected. Thus, this charge will continue to be applicable should you choose a variable annuity payout option or the periodic withdrawal option.

Annuity Account Values and annuity payouts are not affected by changes in actual mortality experience incurred by us. The mortality risks assumed by us arise from our contractual obligations to make annuity payouts determined in accordance with the annuity tables and other provisions contained in the Contract. This means that you can be sure that neither the Annuitant's longevity nor an unanticipated improvement in general life expectancy will adversely affect the annuity payouts under the Contract.

We bear substantial risk in connection with the Death Benefit before the Annuity Commencement Date.

The expense risk assumed is the risk that our actual expenses in administering the Contracts and the Series Account will be greater than we anticipated.

If the mortality and expense risk charge is insufficient to cover actual costs and risks assumed, the loss will fall on us. If this charge is more than sufficient, any excess will be profit to us. Currently, we expect a profit from this charge. Our expenses for distributing the Contracts will be borne by our general assets, including any profits from this charge.

Contract Maintenance Charge
We currently deduct a $25 annual Contract Maintenance Charge from the Annuity Account Value on each Contract anniversary date for accounts under $50,000 as of such anniversary date. This charge partially covers our costs for administering the Contracts and the Series Account. Once you have started receiving payouts from the Contract, this charge will stop unless you choose the periodic withdrawal option.

The Contract Maintenance Charge is deducted from the portion of your Annuity Account Value allocated to the Schwab Money Market Sub-Account. If the portion of your Annuity Account Value in this Sub-Account is not sufficient to cover the Contract Maintenance Charge, then the charge or any portion of it will be deducted on a pro rata basis from all your Sub-Accounts with current value. If the entire Annuity Account is held in the Guarantee Period Fund or there are not enough funds in any Sub-Account to pay the entire charge, then the Contract Maintenance Charge will be deducted on a pro rata basis from amounts held in all Guarantee Periods. There is no MVA on amounts deducted from a Guarantee Period for the Contract Maintenance Charge.

The Contract Maintenance Charge is currently waived for Contracts with an Annuity Account Value of at least $50,000 as of such Contract anniversary date. If your Annuity Account Value falls below $50,000, the Contract Maintenance Charge will be reinstated until an anniversary date on which your Annuity Account Value is equal to or greater than $50,000. We do not expect a profit from amounts received from the Contract Maintenance Charge.

Transfer Fees
There will be a $10 charge for each Transfer in excess of 12 Transfers in any calendar year. We do not expect a profit from the Transfer fees.

Expenses of the Portfolios
The value of the assets in the Sub-Accounts reflects the value of Portfolio shares and therefore the fees and expenses paid by each Portfolio.


Some of the Portfolios' investment advisers or administrators may compensate us for providing administrative services in connection with the Portfolios or cost savings experienced by the investment advisers or administrators of the Portfolios. Such compensation is typically a percentage of the value of the assets invested in the relevant Sub-Accounts and generally may range up to 0.35% annually of net assets. GWFS may also receive Rule 12b-1 fees (ranging up to 0.34% annually of net assets) directly from certain Portfolios for providing distribution related services related to shares of the Portfolios offered in connection with a Rule 12b-1 plan. If GWFS receives 12b-1 fees, combined compensation for administrative and distribution related services generally ranges up to 0.77% annually of the assets invested in the relevant Sub-Accounts.


Premium Tax

We may be required to pay state Premium Taxes or retaliatory taxes currently ranging from 0% to 3.5% in connection with Contributions or values under the Contracts. Depending upon applicable state law, we may deduct charges for the Premium Taxes we incur with respect to your Contributions, from amounts withdrawn, or from amounts applied on the Payout Commencement Date. In some states, charges for both direct Premium Taxes and retaliatory Premium Taxes may be imposed at the same or different times with respect to the same Contribution, depending on applicable state law.

Other Taxes

Under present laws, we will incur state or local taxes (in addition to the Premium Tax described above) in several states. No charges are currently deducted for taxes other than Premium Tax. However, we reserve the right to deduct charges in the future for federal, state, and local taxes or the economic burden resulting from the application of any tax laws that we determine to be attributable to the Contract.

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Payout Options

During the Distribution Period, you can choose to receive payouts in four ways--through periodic withdrawals, variable annuity payouts, fixed annuity payouts or a single sum payment. The Payout Commencement Date must be at least one year after the Effective Date of the Contract. If you do not select a Payout Commencement Date, payouts will begin on the first day of the month of the Annuitant's 91st birthday.

You may change the Payout Commencement Date within 30 days prior to commencement of payouts or your Beneficiary may change it upon the death of the Owner.

If this is an IRA, payouts which satisfy the minimum distribution requirements of the Code must begin no later than April 1 of the calendar year following the calendar year in which you become age 70 1/2.

Periodic Withdrawals

You may request that all or part of the Annuity Account Value be applied to a periodic withdrawal option. The amount applied to a periodic withdrawal is the Annuity Account Value with any applicable MVA, less Premium Tax, if any.

In requesting periodic withdrawals, you must elect:

o The withdrawal frequency of either 1-, 3-, 6- or 12-month intervals.
o A minimum withdrawal amount of at least $100.
o The calendar day of the month on which withdrawals will be made.
o One of the periodic withdrawal payout options discussed below-- you may change the withdrawal option and/or the frequency once each calendar year.

Your withdrawals may be prorated across the Guarantee Period Fund, if applicable, and the Sub-Accounts in proportion to their assets. Or, they can be made specifically from the Guarantee Period Fund and specific Sub-Account(s) until they are depleted. Then, we will automatically prorate the remaining withdrawals against any remaining Guarantee Period Fund and Sub-Account assets unless you request otherwise.

While periodic withdrawals are being received:

o You may continue to exercise all contractual rights, except that no Contributions may be made.
o A Market Value Adjustment, if applicable, will be assessed for periodic withdrawals from Guarantee Periods made six or more months prior to their Guarantee Period Maturity Date.
o You may keep the same Sub-Accounts as you had selected before periodic withdrawals began.
o Charges and fees under the Contract continue to apply.
o Maturing Guarantee Periods renew into the shortest Guarantee Period then available.

Periodic withdrawals will cease on the earlier of the date:

o The amount elected to be paid under the option selected has been reduced to zero;
o The Annuity Account Value is zero;
o You request that withdrawals stop; or
o The Owner or the Annuitant dies.

If periodic withdrawals stop, you may resume making Contributions. However, we may limit the number of times you may restart a periodic withdrawal program.

Periodic withdrawals made for any purpose may be taxable, subject to withholding and to the 10% federal penalty tax if you are younger than age 59 1/2. IRAs are subject to complex rules with respect to restrictions on and taxation of distributions, including penalty taxes.

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If you choose to receive payouts from your Contract through periodic withdrawals, you may select from the following payout options:

Income for a specified period (at least 36 months)--You elect the length of time over which withdrawals will be made. The amount paid will vary based on the duration you choose.
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Income of a specified amount (at least 36 months)--You elect the dollar amount of the withdrawals. Based on the amount elected, the duration may vary.
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Interest only--Your withdrawals will be based on the amount of interest credited to the Guarantee Period Fund between withdrawals. Available only if 100% of your Account Value is invested in the Guarantee Period Fund.

Minimum distribution--If you are using this Contract as an IRA, you may request minimum distributions as specified under Code Section 401(a)(9).
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Any other form of periodic withdrawal acceptable to Great-West which is for a period of at least 36 months.
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In accordance with the provisions outlined in this section, you may request a periodic withdrawal to remit fees paid to your Consultant. There may be income tax consequences to any periodic withdrawal made for this purpose. Please see "Cash Withdrawals" on page xx and "Federal Tax Matters" on page xx.


Annuity Payouts

You can choose the Annuity Commencement Date either when you purchase the Contract or at a later date. The date you choose must be at least one year after the Effective Date of the Contract. If you do not select an Annuity Commencement Date, payouts will begin on the first day of the month of the Annuitant's 91st birthday. You can change your selection at any time up to 30 days before the Annuity Commencement Date you selected.

If you have not elected a payout option within 30 days of the Annuity Commencement Date, the portion of the Annuity Account Value held in your Fixed Account will be paid out as a fixed life annuity with a guarantee period of 20 years. The Annuity Account Value held in the Sub-Account(s) will be paid out as a variable life annuity with a guarantee period of 20 years.

The amount to be paid out is the Annuity Account Value on the Annuity Commencement Date. The minimum amount that may be withdrawn from the Annuity Account Value to purchase an annuity payout option is $2,000 with a Market Value Adjustment, if applicable. If after the Market Value Adjustment, your Annuity Account Value is less than $2,000, we may pay the amount in a single sum subject to the Contract provisions applicable to a partial withdrawal.

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If you choose to receive variable annuity payouts from your Contract, you may select from the following payout options:

Variable life annuity with guaranteed period--This option provides for monthly payouts during a guaranteed period or for the lifetime of the Annuitant, whichever is longer. The guaranteed period may be 5, 10, 15 or 20 years.

Variable life annuity--This option provides for monthly payouts during the lifetime of the Annuitant. The annuity terminates with the last payout due prior to the death of the Annuitant. Since no minimum number of payouts is guaranteed, this option may offer the maximum level of monthly payouts. It is possible that only one payout may be made if the Annuitant died before the date on which the second payout is due.
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Under an annuity payout option, you can receive payouts monthly, quarterly, semi-annually or annually in payments which must be at least $50. We reserve the right to make payouts using the most frequent payout interval which produces a payout of at least $50.

If you elect to receive a single sum payment, the amount paid is the Surrender Value.

Amount of First Variable Payout

The first payout under a variable annuity payout option will be based on the value of the amounts held in each Sub-Account you have selected on the fifth valuation date preceding the Annuity Commencement Date. It will be determined by applying the appropriate rate to the amount applied under the payout option. The rate set by Contract and applied reflects an assumed investment return ("AIR") of 5%.

For annuity options involving life income, the actual age, year in which annuitization commences, and/or gender of the Annuitant will affect the amount of each payout. We reserve the right to ask for satisfactory proof of the Annuitant's age. We may delay annuity payouts until satisfactory proof is received. Because payouts to older Annuitants are expected to be fewer in number, the amount of each annuity payout under a selected annuity form will be greater for older Annuitants than for younger Annuitants.

If the age of the Annuitant has been misstated, the payouts established will be made on the basis of the correct age. If payouts were too large because of misstatement, the difference with interest may be deducted by us from the next payout or payouts. If payouts were too small, the difference with interest may be added by us to the next payout. This interest is at an annual effective rate which will not be less than the Guaranteed Interest Rate.

Variable Annuity Units

The number of Annuity Units paid for each Sub-Account is determined by dividing the amount of the first monthly payout by its Annuity Unit value on the fifth valuation date preceding the date the first payout is due. The number of Annuity Units used to calculate each payout for a Sub-Account remains fixed during the Annuity Payout Period.

Amount of Variable Payouts After the First Payout

Payouts after the first will vary depending upon the investment performance of the Sub-Accounts. Your payments will increase in amount over time if the Sub-Account(s) you select earn more than the 5% AIR. Likewise, your payments will decrease in amount over time if the Sub-Account(s) you select earn less than the 5% AIR. The subsequent amount paid from each Sub-Account is determined by multiplying (a) by (b) where (a) is the number of Sub-Account Annuity Units to be paid and (b) is the Sub-Account Annuity Unit value on the fifth valuation date preceding the date the annuity payout is due. The total amount of each variable annuity payout will be the sum of the variable annuity payouts for each Sub-Account you have selected. We guarantee that the dollar amount of each payout after the first will not be affected by variations in expenses or mortality experience.

Transfers After the Variable Annuity Commencement Date

Once annuity payouts have begun, no Transfers may be made from a fixed annuity payout option to a variable annuity payout option, or vice versa. However, for variable annuity payout options, Transfers may be made within the variable annuity payout option among the available Sub-Accounts. Transfers after the Annuity Commencement Date will be made by converting the number of Annuity Units being Transferred to the number of Annuity Units of the Sub-Account to which the Transfer is made. The result will be that the next annuity payout, if it were made at that time, would be the same amount that it would have been without the Transfer. Thereafter, annuity payouts will reflect changes in the value of the new Annuity Units.

Other Restrictions
Once payouts start under the annuity payout option you select:
o  no changes can be made in the payout option,
o  no additional Contributions will be accepted under the Contract, and
o no further withdrawals, other than withdrawals made to provide annuity benefits, will be allowed.


A portion or the entire amount of the annuity payouts may be taxable as ordinary income. If, at the time the annuity payouts begin, we have not received a proper written election not to have federal income taxes withheld, we must by law withhold such taxes from the taxable portion of such annuity payouts and remit that amount to the federal government (an election not to have taxes withheld is not permitted for certain distributions from Qualified Contracts). State income tax withholding may also apply. Please see "Federal Tax Matters" on page __ for details.


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If you choose to receive fixed annuity payouts from your Contract, you may select from the following payout options:

Income of specified amount--The amount applied under this option may be paid in equal annual, semi-annual, quarterly or monthly installments in the dollar amount elected for not more than 240 months.

Income for a specified period--Payouts are paid annually, semi-annually, quarterly or monthly, as elected, for a selected number of years not to exceed 240 months.

Fixed life annuity with guaranteed period--This option provides monthly payouts during a guaranteed period or for the lifetime of the Annuitant, whichever is longer. The guaranteed period may be 5, 10, 15 or 20 years.

Fixed life annuity--This option provides for monthly payouts during the lifetime of the Annuitant. The annuity ends with the last payout due prior to the death of the Annuitant. Because no minimum number of payouts is guaranteed, this option may offer the maximum level of monthly payouts. It is possible that only one payout may be made if the Annuitant died before the date on which the second payout is due.

Any other form of a fixed annuity acceptable to us.
--------------------------------------------------------------------------------

Annuity IRAs

The annuity date and options available for IRAs may be controlled by endorsements, the plan documents, or applicable law.

Under the Code, a Contract purchased and used in connection with an IRA or with certain other plans qualifying for special federal income tax treatment is subject to complex "minimum distribution" requirements. Under a minimum distribution plan, distributions must begin by a specific date and the entire interest of the plan participant must be distributed within a certain specified period of time. The application of the minimum distribution requirements vary according to your age and other circumstances.

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Seek Tax Advice

The following discussion of the federal income tax consequences is only a brief summary and is not intended as tax advice. The federal income tax consequences discussed here reflect our understanding of current law and the law may change. Federal estate tax consequences and state and local estate, inheritance, and other tax consequences of ownership or receipt of distributions under a Contract depend on your individual circumstances or the circumstances of the person who receives the distribution. A tax adviser should be consulted for further information.

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Federal Tax Matters

The following discussion is a general description of the federal income tax considerations relating to the Contracts and is not intended as tax advice. This discussion assumes that the Contract qualifies as an annuity contract for federal income tax purposes. This discussion is not intended to address the tax consequences resulting from all situations. If you are concerned about the tax implications relating to the ownership or use of the Contract, you should consult a competent tax adviser before initiating any transaction.

This discussion is based upon our understanding of the present federal income tax laws as they are currently interpreted by the IRS. No representation is made as to the likelihood of the continuation of the present federal income tax laws or of the current interpretation by the IRS. Moreover, no attempt has been made to consider any applicable state or other tax laws.

The Contract may be purchased on a non-tax qualified basis ("Non-Qualified Contract") or purchased and used in connection with IRAs ("Annuity IRA"). The ultimate effect of federal income taxes on the amounts held under a Contract, on annuity payouts, and on the economic benefit to you, the Annuitant, or the Beneficiary depend on the type of Contract, and on the tax status of the individual concerned.

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Because tax laws, rules and regulations are constantly changing, we do not make any guarantees about the Contract's tax status.
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Certain requirements must be satisfied in purchasing an Annuity IRA and receiving distributions from an Annuity IRA in order to continue receiving favorable tax treatment. As a result, purchasers of Annuity IRAs should seek competent legal and tax advice regarding the suitability of the Contract for their situation, the applicable requirements and the tax treatment of the rights and benefits of the Contract. The following discussion assumes that an Annuity IRA is purchased with proceeds and/or Contributions that qualify for the intended special federal income tax treatment.

Taxation of Annuities

Section 72 of the Code governs the taxation of annuities and distributions from IRAs. You, as a "natural person," will not generally be taxed on increases, if any, in the value of your Annuity Account Value until a distribution occurs by withdrawing all or part of the Annuity Account Value (for example, withdrawals or annuity payouts under the annuity payout option elected). However, under certain circumstances, you may be subject to current taxation. In addition, an assignment, pledge, or agreement to assign or pledge any portion of the Non-Qualified Annuity Account Value will be treated as a distribution of such portion. The taxable portion of a distribution (in the form of a single sum payout or an annuity) is taxable as ordinary income. An Annuity IRA may not be assigned as collateral for a loan.

As a general rule, if the Non-Qualified Contract is not owned by a natural person (for example, a corporation or certain trusts), the Contract will not be treated as an annuity contract for federal tax purposes. The Owner generally must include in income any increase in the excess of the Annuity Account Value over the "investment in the Contract" (discussed below) during each taxable year. The rule generally does not apply, however, where the non-natural person is only the nominal Owner of a Contract and the beneficial Owner is a natural person.

The rule also does not apply where:

o The annuity Contract is acquired by the estate of a decedent.
o The Contract is an Annuity IRA.
o The Contract is a qualified funding asset for a structured settlement.
o The Contract is purchased on behalf of an employee upon termination of a qualified plan.
o The Contract is an immediate annuity.

The following discussion generally applies to a Contract owned by a natural person.

Withdrawals

In the case of a withdrawal under a Non-Qualified Contract, partial withdrawals, including periodic withdrawals that are not part of an annuity payout, are generally treated as taxable income to the extent that the Annuity Account Value immediately before the withdrawal exceeds the "investment in the Contract" at that time. The "investment in the Contract" generally equals the amount of any nondeductible Contributions paid by or on behalf of any individual less any withdrawals that were excludable from income. If a partial withdrawal is made from a Guarantee Period which is subject to a Market Value Adjustment, then the Annuity Account Value immediately before the withdrawal will not be altered to take into account the Market Value Adjustment. As a result, for purposes of determining the taxable portion of the partial withdrawal, the Annuity Account Value will not reflect the amount, if any, deducted from or added to the Guarantee Period due to the Market Value Adjustment.

Full surrenders are treated as taxable income to the extent that the amount received exceeds the "investment in the Contract." The taxable portion of any withdrawal is taxed at ordinary income tax rates.

In the case of a withdrawal under an Annuity IRA, including withdrawals under the periodic withdrawal option, a portion of the amount received may be non-taxable. The amount of the non-taxable portion is generally determined by the ratio of the "investment in the Contract" to the individual's Annuity Account Value. Special tax rules may be available for certain distributions from an Annuity IRA.

Annuity Payouts


Although the tax consequences may vary depending on the annuity form elected under the Contract, in general, only the portion of the annuity payout that exceeds the exclusion amount will be taxed. The exclusion amount is generally determined by a formula that establishes the ratio of the "investment in the Contract" to the expected return under the Contract. For fixed annuity payouts, in general there is no tax on the portion of each payout which represents the same ratio that the "investment in the Contract" allocated to the fixed annuity payouts bears to the total expected value of the annuity payouts for the term of the payouts (determined under Treasury Department regulations). For variable annuity payouts, in general there is no tax on the portion of each payout which represents the same ratio that the "investment in the Contract" allocated to the variable annuity payouts bears to the number of payments expected to be made (determined by Treasury Department regulations which take into account the Annuitant's life expectancy and the form of annuity benefit selected). However, the remainder of each annuity payout is taxable. Once the "investment in the Contract" has been fully recovered, the full amount of any additional annuity payouts is taxable. If the annuity payments stop as a result of an Annuitant's death before full recovery of the "investment in the Contract," you should consult a competent tax adviser regarding the deductibility of the unrecovered amount.


The taxable portion of any annuity payout is taxed at ordinary income tax rates.

Penalty Tax

For distributions from a Non-Qualified Contract, there may be a federal income tax penalty imposed equal to 10% of the amount treated as taxable income. In general, however, there is no penalty tax on distributions:
o   Made on or after the date on which the Owner reaches age 59 1/2.
o   Made as a result of death or disability of the Owner.
o Received in substantially equal periodic payouts (at least annually) for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and the Beneficiary.

Other exceptions may apply to distributions from a Non-Qualified Contract. Similar exceptions from the penalty tax on distributions are provided for distributions from an Annuity IRA. For more details regarding this penalty tax and other exceptions that may be applicable, consult a competent tax adviser.

Taxation of Death Benefit Proceeds

Amounts may be distributed from the Contract because of the death of an Owner or the Annuitant. Generally such amounts are included in the income of the recipient as follows:
o If distributed in a lump sum, they are taxed in the same manner as a full withdrawal, as described above.
o If distributed under an annuity form, they are taxed in the same manner as annuity payouts, as described above.

Distribution at Death

In order to be treated as an annuity contract, the terms of a non-Qualified Contract must provide the following two distribution rules:
o If the Owner dies before the date annuity payouts start, the entire interest in the Contract must generally be distributed within five years after the date of the Owner's death. If payable to a designated Beneficiary, the distributions may be paid over the life of that designated Beneficiary or over a period not extending beyond the life expectancy of that Beneficiary, so long as payouts start within one year of the Owner's death. If the sole designated Beneficiary is your spouse, the Contract may be continued in the name of the spouse as Owner.
o If the Owner dies on or after the date annuity payouts start, and before the entire interest in the Contract has been distributed, the remainder of the interest in the Contract will be distributed on the same or on a more rapid schedule than that provided for in the method in effect on the date of death.

If the Owner is not an individual, then for purposes of the distribution at death rules, the Primary Annuitant is considered the Owner. In addition, when the Owner is not an individual, a change in the Primary Annuitant is treated as the death of the Owner.

Distributions made to a Beneficiary upon the Owner's death from an IRA must be made pursuant to similar rules in Section 401(a)(9) of the Code.

Diversification of Investments

For a Non-Qualified Contract to be treated as an annuity for federal income tax purposes, the investments of the Sub-accounts must be "adequately diversified" in accordance with Treasury Department Regulations. The diversification requirements do not apply to Annuity IRAs. If the Series Account or a Sub-account failed to comply with these diversification standards, a Non-Qualified Contract would not be treated as an annuity contract for federal income tax purposes and the Owner would generally be taxable currently on the excess of the Annuity Account Value over the "investment in the Contract."

Although the Company may not control the investments of the Sub-accounts or the Portfolios, it expects that the Sub-accounts and the Portfolios will comply with such regulations so that the Sub-accounts will be considered "adequately diversified." Contract Owners bear the risk that the entire Non-Qualified Contract could be disqualified as an annuity under the Code due to the failure of the Series Account or a Sub-account to be deemed to be adequately diversified.

Owner Control

In connection with its issuance of temporary and proposed regulations under
Section 817(h) in 1986, the Treasury Department announced that those regulations did not "provide guidance concerning the circumstances in which investor control of the investments of a segregated asset account may cause the investor (i.e., the Owner), rather than the insurance company to be treated as the owner of the assets in the account" (which would result in the current taxation of the income on those assets to the Owner). In Revenue Ruling 2003-91, the IRS provided such guidance by describing the circumstances under which the owner of a variable contract will not possess sufficient control over the assets underlying the contract to be treated as the owner of those assets for federal income tax purposes. Rev. Rul. 2003-91 states that the determination of whether the owner of a variable contract is to be treated as the owner of the assets held by the insurance company under the contract will depend on all of the facts and circumstances. We do not believe that the ownership rights of an Owner under a Contract would result in any Owner being treated as the owner of the assets of the Contract under Rev. Rul. 2003-91. However, we do not know whether additional guidance will be provided by the IRS on this issue and what standards may be contained in such guidance. Therefore, we reserve the right to modify the Contract as necessary to attempt to prevent an Owner from being considered the owner of a pro rata share of the assets of the Contract.

Transfers, Assignments or Exchanges

A transfer of ownership of a Contract, the designation of an Annuitant, Payee or other Beneficiary who is not also the Owner, or the exchange of a Contract may result in adverse tax consequences that are not discussed in this Prospectus.

Multiple Contracts

All deferred, Non-Qualified Annuity Contracts that are issued by Great-West (or our affiliates) to the same Owner during any calendar year will be treated as one annuity contract for purposes of determining the taxable amount.

Withholding

Non-Qualified Annuity Contract and Annuity IRA distributions generally are subject to withholding at rates that vary according to the type of distribution and the recipient's tax status. Recipients, however, generally are provided the opportunity to elect not to have tax withheld from distributions.

Section 1035 Exchanges

Code Section 1035 provides that no gain or loss shall be recognized on the exchange of one annuity contract for another. Generally, an annuity contract issued in an exchange for another annuity contract is treated as new for purposes of the penalty and distribution at death rules. Prospective Owners wishing to take advantage of a Section 1035 exchange should consult their tax adviser.

Individual Retirement Annuities

The Contract may be used with IRAs as described in Section 408 of the Code which permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity. Also, certain kinds of distributions from certain types of qualified and non-qualified retirement plans may be "rolled over" into an Annuity IRA following the rules set out in the Code and your Contract and IRA endorsement. If you purchase this Contract for use with an IRA, you will be provided with supplemental information. You also have the right to revoke your purchase within seven days of purchase of the IRA Contract. If a Contract is purchased to fund an IRA, the Annuitant must also be the Owner. In addition, if a Contract is purchased to fund an IRA, minimum distributions must commence not later than April 1st of the calendar year following the calendar year in which you attain age 70 1/2. You should consult your tax adviser concerning these matters.

Various tax penalties may apply to Contributions in excess of specified limits, distributions that do not satisfy specified requirements, and certain other transactions. The Contract will be amended as necessary to conform to the requirements of the Code if there is a change in the law. Purchasers should seek competent advice as to the suitability of the Contract for use with IRAs.

When you make your initial Contribution, you must specify whether you are purchasing a Non-Qualified Contract or an IRA. If the initial Contribution is made as a result of an exchange or surrender of another annuity contract, we may require that you provide information with regard to the federal income tax status of the previous annuity contract.

We will require that you purchase separate Contracts if you want to invest money qualifying for different annuity tax treatment under the Code. For each separate Contract you will need to make the required minimum initial Contribution. Additional Contributions under the Contract must qualify for the same federal income tax treatment as the initial Contribution under the Contract. We will not accept an additional Contribution under a Contract if the federal income tax treatment of the Contribution would be different from the initial Contribution.

If a Contract is issued in connection with an employer's Simplified Employee Pension plan, Owners, Annuitants and Beneficiaries are cautioned that the rights of any person to any of the benefits under the Contract will be subject to the terms and conditions of the plan itself, regardless of the terms and conditions of the Contract.

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Assignments or Pledges

Generally, rights in the Non-Qualified Contract may be assigned or pledged for loans at any time during the life of the Annuitant. However, if the Contract is an IRA, you may not assign the Contract as collateral.

If a Non-Qualified Contract is assigned, the interest of the assignee has priority over your interest and the interest of the Beneficiary. Any amount payable to the assignee will be paid in a single sum.

A copy of any assignment must be submitted to the Annuity Administration Department at Great-West. All assignments are subject to any action taken or payout made by Great-West before the assignment was processed. We are not responsible for the validity or sufficiency of any assignment.

If any portion of the Annuity Account Value is assigned or pledged for a loan, it will be treated as a withdrawal as discussed above under Taxation of Annuities. Please consult a competent tax adviser for further information.

Distribution of the Contracts

GWFS is the principal underwriter and distributor of the Contracts and is a wholly-owned indirect subsidiary of Great-West. GWFS is registered with the SEC as a broker/dealer and is a member of the NASD. Its principal offices are located at 8515 East Orchard Road, Greenwood Village, Colorado 80111.


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Voting Rights

In general, you do not have a direct right to vote the Portfolio shares held in the Series Account. However, under current law, you are entitled to give us instructions on how to vote the shares. We will vote the shares according to those instructions at regular and special shareholder meetings. If the law changes and we can vote the shares in our own right, we may elect to do so.

Before the Annuity Commencement Date, you have the voting interest. The number of votes available to you will be calculated separately for each of your Sub-Accounts. That number will be determined by applying your percentage interest, if any, in a particular Sub-Account to the total number of votes attributable to that Sub-Account. You hold a voting interest in each Sub-Account to which your Annuity Account Value is allocated. If you select a variable annuity option, the votes attributable to your Contract will decrease as annuity payouts are made.

The number of votes of a Portfolio will be determined as of the date established by that Portfolio for determining shareholders eligible to vote at the meeting of the Portfolios. Voting instructions will be solicited by written communication prior to such meeting in accordance with procedures established by the respective Portfolios.

If we do not receive timely instructions and Owners have no beneficial interest in shares held by us, we will vote according to the voting instructions as a proportion of all Contracts participating in the Sub-Account. If you indicate in your instructions that you do not wish to vote an item, we will apply your instructions on a pro rata basis to reduce the votes eligible to be cast.

Each person or entity having a voting interest in a Sub-Account will receive proxy material, reports and other material relating to the appropriate Portfolio.

Please note, generally the Portfolios are not required to, and do not intend to, hold annual or other regular meetings of shareholders.

Owners have no voting rights in Great-West.

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Rights Reserved by Great-West

We reserve the right to make certain changes we believe would best serve the interests of Owners and Annuitants or would be appropriate in carrying out the purposes of the Contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval and approval from any appropriate regulatory authority of the changes. Approval may not be required in all cases, however.

Examples of the changes we may make include:
o To operate the Series Account in any form permitted under the 1940 Act or in any other form permitted by law.
o To Transfer any assets in any Sub-Account to another Sub-Account, or to one or more separate accounts, or to a Guarantee Period; or to add, combine or remove Sub-Accounts of the Series Account.
o To substitute, for the Portfolio shares in any Sub-Account, the shares of another Portfolio or shares of another investment company or any other investment permitted by law.
o To make any changes required by the Code or by any other applicable law in order to continue treatment of the Contract as an annuity.
o To change the time or time of day at which a valuation date is deemed to have ended, and/or;
o To make any other necessary technical changes in the Contract in order to conform with any action the above provisions permit us to take, including changing the way we assess charges, without increasing them for any outstanding Contract beyond the aggregate amount guaranteed.
-------------------------------------------------------------------------------
Legal Proceedings

Currently, the Series Account is not a party to, and its assets are not subject to, any material legal proceedings. Further, Great-West is not currently a party to, and its property is not currently subject to, any material legal proceedings. The lawsuits to which Great-West is a party are, in the opinion of management, in the ordinary course of business, and are not expected to have a material adverse effect on the financial results, conditions or prospects of Great-West.
-------------------------------------------------------------------------------
Legal Matters
Advice regarding certain legal matters concerning the federal securities laws applicable to the issue and sale of the Contract has been provided by Jorden Burt LLP.
------------------------------------------------------------------------------
Independent Registered Public Accounting Firm

The consolidated financial statements incorporated by reference from Great-West Life & Annuity Insurance Company's Annual Report on Form 10-K for the year ended December 31, 2005, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, which is incorporated herein by reference and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


-------------------------------------------------------------------------------
Incorporation of Certain Documents by Reference and Available Information

Great-West's Annual Report on Form 10-K for the year ended December 31, 2005, is incorporated herein by reference, which means that it is legally a part of this Prospectus. All documents or reports filed by Great-West under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the effective date of this Prospectus are also incorporated by reference. Such documents or reports will be part of this Prospectus from the date such documents are filed.


Great-West files its Exchange Act documents and reports, including its annual and quarterly annual reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000744455.

We have filed a registration statement ("Registration Statement") with the SEC under the Securities Act of 1933, as amended, relating to the Contracts offered by this Prospectus. This Prospectus has been filed as a part of the Registration Statement and does not contain all of the information contained in the Registration Statement and its exhibits. Please refer to the registration statement and its exhibits for further information.

You may request a free copy of any or all of the information incorporated by reference into the Prospectus (other than exhibits not specifically incorporated by reference into the text of such documents). Please direct any oral or written request for such documents to:

Annuity Administration Department
P. O. Box 173920
Denver, Colorado  80217-3920
1-800-838-0650

The SEC maintains an Internet web site (http://www.sec.gov) that contains the Statement of Additional Information, information incorporated by reference and other information filed electronically by Great-West concerning the Contract and the Series Account. Certain information concerning Great-West and its products is also available online at http://www.gwla.com.

You also can review and copy any materials filed with the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference room by calling the SEC at 1-800-SEC-0330.


------------------------------------------------------------------------------

Table of Contents of Statement of Additional Information
The Statement of Additional Information contains more specific information relating to the Series Account and Great-West, such as:

o   general information;

o information about Great-West Life & Annuity Insurance Company and the Variable Annuity-1 Series Account;

o   the calculation of annuity payments;

o   postponement of payments;

o   services;


o   withholding; and




o financial statements for the Series Account and Great-West Life & Annuity Insurance Company.

-------------------------------------------------------------------------------

Appendix A--Condensed Financial Information Selected data for accumulation units Outstanding through each period ending December 31

-------------------------------------------------------------------------------


                                                                                                        Alliance
                                                                            Alger          Alger      Bernstein VPS     Alliance
                               AIM V.I.      AIM V.I.      AIM V.I.       American       American    International   Bernstein VPS
                              Core Equity   High Yield    Technology       Growth     MidCap Growth      Value      Utility Income

                         ----------------------------------------------------------------------------------------------------------
                          ---------------------------------------------------------------------------------------------------------


Date Sub-Account Commenced     11/01/96      11/01/96      03/01/00       11/01/96       06/13/03       05/02/05       06/13/03
Operations

2005
 Beginning Unit Value               $16.34        $12.94         $2.37         $17.09         $13.79         $10.00          $13.37
 Ending Unit Value                  $16.75        $13.18         $2.40         $18.99         $15.02         $12.18          $15.38
 Number of Units                   671,647       648,673     2,585,222      1,228,712        248,806        412,970         296,766
Outstanding
 Net Assets (000's)                $11,249        $8,552        $6,201        $23,333         $3,737         $5,029          $4,573

2004
 Beginning Unit Value               $15.81        $11.77         $2.28         $16.34         $12.30                         $10.84
 Ending Unit Value                  $16.34        $12.94         $2.37         $17.09         $13.79                         $13.37
 Number of Units                   910,736     1,180,535     3,999,568      1,500,779        269,117                        182,236
Outstanding
 Net Assets (000's)                $14,884       $15,281        $9,469        $25,655         $3,712                         $2,444

2003
 Beginning Unit Value               $13.01         $9.50         $1.58         $12.19         $10.00                         $10.00
 Ending Unit Value                  $15.81        $11.77         $2.28         $16.34         $12.30                         $10.84
 Number of Units                 1,318,309     1,612,798     4,628,543      1,821,665        194,735                         53,982
Outstanding
 Net Assets (000's)                $20,856       $18,989       $10,562        $29,776         $2,396                           $585

2002
 Beginning Unit Value               $16.22         $9.70         $3.01         $18.35
 Ending Unit Value                  $13.01         $9.50         $1.58         $12.19
 Number of Units                 1,584,575     1,586,371     3,230,415      2,113,428
Outstanding
 Net Assets (000's)                $20,623       $15,065        $5,117        $25,771

2001
 Beginning Unit Value               $17.97        $11.51         $5.60         $20.99
 Ending Unit Value                  $16.22         $9.70         $3.01         $18.35
 Number of Units                 2,191,193     1,802,549     4,253,860      2,859,914
Outstanding
 Net Assets (000's)                $35,560       $17,491       $12,785        $52,489

2000
 Beginning Unit Value               $17.28        $13.14        $10.00         $24.84
 Ending Unit Value                  $17.97        $11.51         $5.60         $20.99
 Number of Units                 2,043,703     1,919,249     4,296,975      3,090,861
Outstanding
 Net Assets (000's)                $36,739       $22,081       $24,047        $64,886







                                                                                                        Alliance
                                                                         Alger                       Bernstein VPS       Alliance
                          AIM VIF Core  AIM VIF High     AIM VIF        American    Alger American   International    Bernstein VPS
                             Equity         Yield       Technology       Growth      MidCap Growth       Value        Utility Income

                         ----------------------------------------------------------------------------------------------------------
                         ----------------------------------------------------------------------------------------------------------

1999
 Beginning Unit Value            $15.18        $12.13                        $18.74
 Ending Unit Value               $17.28        $13.14                        $24.84
 Number of Units              1,752,510     2,003,863                     2,200,675
Outstanding
 Net Assets (000's)             $30,299       $26,326                       $54,671

1998
 Beginning Unit Value            $13.27        $12.09                        $12.76
 Ending Unit Value               $15.18        $12.13                        $18.74
 Number of Units              1,638,804     1,867,862                     1,306,403
Outstanding
 Net Assets (000's)             $24,882       $22,654                       $24,487

1997
 Beginning Unit Value            $10.44        $10.39                        $10.24
 Ending Unit Value               $13.27        $12.09                        $12.76
 Number of Units              1,271,028     1,360,681                       417,062
Outstanding
 Net Assets (000's)             $16,867       $16,450                        $5,325

1996
 Beginning Unit Value            $10.00        $10.00                        $10.00
 Ending Unit Value               $10.44        $10.39                        $10.24
 Number of Units                 68,874        52,044                         1,167
Outstanding
 Net Assets (000's)                $719          $541                           $12








                               American       American       American                    Delaware VIP
                              Century VP     Century VP     Century VP   Baron Capital    Small Cap     Dreyfus GVIT     Dreyfus
                               Balanced    International      Value          Asset       Value Series   MidCap Index  MidCap Stock

                             ----------------------------------------------------------------------------------------------------
                             ----------------------------------------------------------------------------------------------------


Date Sub-Account Commenced     06/13/03       11/01/96       06/13/03       05/03/99       06/13/03       06/13/03      06/13/03
Operations

2005
 Beginning Unit Value               $11.87         $15.22         $13.16         $16.74         $14.91         $13.80        $13.29
 Ending Unit Value                  $12.35         $17.09         $13.70         $17.16         $16.18         $15.31        $14.38
 Number of Units                   223,672        685,109        606,613      1,294,788        433,971        321,995       166,558
Outstanding
 Net Assets (000's)                 $2,763        $11,708         $8,311        $22,217         $7,021         $4,930        $2,396

2004
 Beginning Unit Value               $10.91         $13.35         $11.60         $13.44         $12.38         $12.05        $11.71
 Ending Unit Value                  $11.87         $15.22         $13.16         $16.74         $14.91         $13.80        $13.29
 Number of Units                   153,302        604,502        455,097      1,652,140        333,652        206,161       105,545
Outstanding
 Net Assets (000's)                 $1,820         $9,199         $5,987        $27,659         $4,975         $2,845        $1,402

2003
 Beginning Unit Value               $10.00         $10.82         $10.00         $10.42         $10.00         $10.00        $10.00
 Ending Unit Value                  $10.91         $13.35         $11.60         $13.44         $12.38         $12.05        $11.71
 Number of Units                    76,175        702,872        207,509      1,704,855        271,405         89,494        71,020
Outstanding
 Net Assets (000's)                   $831         $9,386         $2,408        $22,911         $3,360         $1,082          $831

2002
 Beginning Unit Value                              $13.70                        $12.25
 Ending Unit Value                                 $10.82                        $10.42
 Number of Units                                  684,511                     1,568,750
Outstanding
 Net Assets (000's)                                $7,404                       $16,353

2001
 Beginning Unit Value                              $19.51                        $11.00
 Ending Unit Value                                 $13.70                        $12.25
 Number of Units                                  756,485                     1,057,192
Outstanding
 Net Assets (000's)                               $10,364                       $12,954

2000
 Beginning Unit Value                              $23.66                        $11.40
 Ending Unit Value                                 $19.51                        $11.00
 Number of Units                                  808,346                       655,329
Outstanding
 Net Assets (000's)                               $15,773                        $7,209







                            American        American       American                    Delaware VIP     Gartmore
                           Century VP      Century VP     Century VP   Baron Capital    Small Cap     Dreyfus GVIT  Dreyfus MidCap
                            Balanced     International      Value          Asset          Value      MidCap Market       Stock

                           -----------------------------------------------------------------------------------------------------
                           -----------------------------------------------------------------------------------------------------

1999
 Beginning Unit Value                            $14.54                   $10.00
 Ending Unit Value                               $23.66                   $11.40
 Number of Units                                602,867                  502,097
Outstanding
 Net Assets (000's)                             $14,264                   $5,723

1998
 Beginning Unit Value                            $12.35
 Ending Unit Value                               $14.54
 Number of Units                                560,117
Outstanding
 Net Assets (000's)                              $8,147

1997
 Beginning Unit Value                            $10.49
 Ending Unit Value                               $12.35
 Number of Units                                298,157
Outstanding
 Net Assets (000's)                              $3,683

1996
 Beginning Unit Value                            $10.00
 Ending Unit Value                               $10.49
 Number of Units                                 13,400
Outstanding
 Net Assets (000's)                                $141







                                                                                       Federated
                                            Dreyfus VIF   Dreyfus VIF    Federated   Fund for U.S.    Federated    Janus Aspen
                              Dreyfus VIF   Developing     Growth &      American      Government      Capital        Series
                             Appreciation     Leaders       Income      Leaders II   Securities II    Income II      Balanced

                             ---------------------------------------------------------------------------------------------------
                             ---------------------------------------------------------------------------------------------------


Date Sub-Account Commenced     05/03/99      06/13/03       5/03/99      11/01/96       11/01/96       5/01/97       06/13/03
Operations

2005
 Beginning Unit Value                $9.38        $13.18         $9.46        $17.73         $14.83        $10.77         $11.49
 Ending Unit Value                   $9.70        $13.82         $9.70        $18.46         $15.01        $11.35         $12.30
 Number of Units                   966,050        31,391       470,061       798,024      2,552,069       131,204        230,243
Outstanding
 Net Assets (000's)                 $9,374          $434        $4,559       $14,734        $38,297        $1,489         $2,831

2004
 Beginning Unit Value                $9.00        $11.94         $8.88        $16.29         $14.44         $9.88         $10.68
 Ending Unit Value                   $9.38        $13.18         $9.46        $17.73         $14.83        $10.77         $11.49
 Number of Units                 1,146,506        53,873       499,256     1,139,114      3,072,649       152,278        141,112
Outstanding
 Net Assets (000's)                $10,749          $710        $4,725       $20,197        $45,578        $1,640         $1,621

2003
 Beginning Unit Value                $7.49        $10.00         $7.08        $12.86         $14.23         $8.26         $10.00
 Ending Unit Value                   $9.00        $11.94         $8.88        $16.29         $14.44         $9.88         $10.68
 Number of Units                 1,205,655        32,811       509,435     1,235,169      3,813,779       210,670         50,999
Outstanding
 Net Assets (000's)                $10,852          $392        $4,528       $20,143        $55,067        $2,082           $545

2002
 Beginning Unit Value                $9.07                       $9.56        $16.26         $13.16        $10.95
 Ending Unit Value                   $7.49                       $7.08        $12.86         $14.23         $8.26
 Number of Units                 1,123,321                     479,690     1,404,975      5,341,399       208,766
Outstanding
 Net Assets (000's)                 $8,416                      $3,398       $18,098        $75,984        $1,724

2001
 Beginning Unit Value               $10.09                      $10.24        $17.12         $12.40        $12.81
 Ending Unit Value                   $9.07                       $9.56        $16.26         $13.16        $10.95
 Number of Units                   880,333                     778,050     1,491,691      4,482,043       238,710
Outstanding
 Net Assets (000's)                 $7,987                      $7,440       $24,283        $58,968        $2,615

2000
 Beginning Unit Value               $10.24                      $10.73        $16.87         $11.27        $14.18
 Ending Unit Value                  $10.09                      $10.24        $17.12         $12.40        $12.81
 Number of Units                   474,144                     264,684     1,211,956      3,179,462       260,840
Outstanding
 Net Assets (000's)                 $4,784                      $2,714       $20,780        $39,417        $3,340







                                                                                        Federated
                                         Dreyfus VIF    Dreyfus VIF      Federated    Fund for U.S.    Federated
                          Dreyfus VIF     Developing      Growth &       American       Government      Capital      Janus Aspen
                          Appreciation     Leaders         Income       Leaders II    Securities II    Income II   Series Balanced

                            ------------------------------------------------------------------------------------------------------
                            ------------------------------------------------------------------------------------------------------

1999
 Beginning Unit Value            $10.00                     $10.00          $15.95         $11.43        $14.07
 Ending Unit Value               $10.24                     $10.73          $16.87         $11.27        $14.18
 Number of Units                245,395                     49,371       1,441,835      2,809,027       280,957
Outstanding
 Net Assets (000's)              $2,513                       $534         $24,346        $31,648        $3,985

1998
 Beginning Unit Value                                                       $13.67         $10.71        $12.45
 Ending Unit Value                                                          $15.95         $11.43        $14.07
 Number of Units                                                          1,761,482      2,136,709       416,024
Outstanding
 Net Assets (000's)                                                        $28,117        $24,427        $5,852

1997
 Beginning Unit Value                                                       $10.42          $9.97        $10.00
 Ending Unit Value                                                          $13.67         $10.71        $12.45
 Number of Units                                                         1,426,437        815,966       168,289
Outstanding
 Net Assets (000's)                                                        $19,505         $8,737        $2,095

1996
 Beginning Unit Value                                                       $10.00         $10.00
 Ending Unit Value                                                          $10.42          $9.97
 Number of Units                                                            65,889          9,330
Outstanding
 Net Assets (000's)                                                           $686            $93







                                            Janus Aspen                  Janus Aspen    Janus Aspen
                             Janus Aspen      Series      Janus Aspen       Series         Series      Oppenheimer
                                Series       Growth &     Series Large  International    Worldwide        Global       PIMCO VIT
                            Flexible Bond     Income       Cap Growth       Growth         Growth     Securities VA    High Yield

                            ------------------------------------------------------------------------------------------------------
                            ------------------------------------------------------------------------------------------------------

Date Sub-Account Commenced     05/03/99      06/13/03       11/01/96       05/03/99       11/01/96       06/13/03       06/13/03
Operations

2005
 Beginning Unit Value               $13.35        $12.55         $14.95         $12.58         $15.96         $15.29         $11.77
 Ending Unit Value                  $13.50        $13.98         $15.46         $16.51         $16.75         $17.33         $12.15
 Number of Units                 1,759,803       260,460      1,079,726      1,284,382      1,065,418        964,276        478,371
Outstanding
 Net Assets (000's)                $23,756        $3,642        $16,694        $21,202        $17,845        $16,707         $5,811

2004
 Beginning Unit Value               $12.95        $11.31         $14.43         $10.67         $15.36         $12.94         $10.83
 Ending Unit Value                  $13.35        $12.55         $14.95         $12.58         $15.96         $15.29         $11.77
 Number of Units                 2,186,335        75,307      1,359,375        940,175      1,498,862        734,406        494,089
Outstanding
 Net Assets (000's)                $29,181          $945        $20,326        $11,831        $23,916        $11,226         $5,814

2003
 Beginning Unit Value               $12.27        $10.00         $11.05          $7.98         $12.49         $10.00         $10.00
 Ending Unit Value                  $12.95        $11.31         $14.43         $10.67         $15.36         $12.94         $10.83
 Number of Units                 2,699,036        56,553      1,841,786      1,180,411      1,959,271        465,732        371,489
Outstanding
 Net Assets (000's)                $34,946          $640        $26,576        $12,597        $30,092         $6,025         $4,025

2002
 Beginning Unit Value               $11.20                       $15.16         $10.81         $16.91
 Ending Unit Value                  $12.27                       $11.05          $7.98         $12.49
 Number of Units                 3,619,361                    2,411,606      1,715,998      2,821,900
Outstanding
 Net Assets (000's)                $44,421                      $26,640        $13,686        $35,252

2001
 Beginning Unit Value               $10.49                       $20.32         $14.20         $21.99
 Ending Unit Value                  $11.20                       $15.16         $10.81         $16.91
 Number of Units                 2,866,207                    3,590,948      2,109,314      3,763,889
Outstanding
 Net Assets (000's)                $32,113                      $54,439        $22,800        $63,654

2000
 Beginning Unit Value                $9.95                       $23.98         $17.04         $26.30
 Ending Unit Value                  $10.49                       $20.32         $14.20         $21.99
 Number of Units                 1,624,948                    4,289,162      2,082,710      4,803,181
Outstanding
 Net Assets (000's)                $17,043                      $87,143        $29,582       $105,639







                                                                        Janus Aspen    Janus Aspen
                           Janus Aspen    Janus Aspen                      Series         Series      Oppenheimer
                             Series      Series Growth   Janus Aspen   International    Worldwide        Global     PIMCO VIT High
                         Flexible Income    & Income    Series Growth      Growth         Growth     Securities VA       Yield

                        ---------------------------------------------------------------------------------------------------------
                        ---------------------------------------------------------------------------------------------------------

1999
 Beginning Unit Value             $10.00                        $16.79         $10.00         $16.13
 Ending Unit Value                 $9.95                        $23.98         $17.04         $26.30
 Number of Units                 838,445                     3,396,683        772,937      4,259,845
Outstanding
 Net Assets (000's)               $8,347                       $81,453        $13,174       $112,048

1998
 Beginning Unit Value                                           $12.49                        $12.62
 Ending Unit Value                                              $16.79                        $16.13
 Number of Units                                             1,979,076                     3,616,710
Outstanding
 Net Assets (000's)                                            $33,242                       $58,337

1997
 Beginning Unit Value                                           $10.26                        $10.42
 Ending Unit Value                                              $12.49                        $12.62
 Number of Units                                             1,335,813                     2,208,664
Outstanding
 Net Assets (000's)                                            $16,678                       $27,868

1996
 Beginning Unit Value                                           $10.00                        $10.00
 Ending Unit Value                                              $10.26                        $10.42
 Number of Units                                                93,599                        51,982
Outstanding
 Net Assets (000's)                                               $960                          $541







                                                                          Pioneer VCT    Pioneer VCT    Prudential        Schwab
                            PIMCO VIT Low    PIMCO VIT     Pioneer Fund      Growth       Small Cap     Series Fund    MarketTrack
                               Duration     Total Return  VCT Portfolio  Opportunities      Value      Equity Class     Growth II

                           -------------------------------------------------------------------------------------------------------
                           -------------------------------------------------------------------------------------------------------


Date Sub-Account Commenced     06/13/03       05/02/05       05/01/97       05/03/99      06/13/03       05/03/99        11/01/96
Operations

2005
 Beginning Unit Value               $10.05         $10.00         $12.25         $13.35        $14.89           $9.54         $17.02
 Ending Unit Value                  $10.07         $10.06         $12.89         $14.13        $16.97          $10.50         $17.85
 Number of Units                 1,805,174        511,482        328,504        720,993       354,741         148,552        815,592
Outstanding
 Net Assets (000's)                $18,177         $5,148         $4,236        $10,198        $6,029          $1,560        $14,558

2004
 Beginning Unit Value                $9.96                        $11.47         $11.01        $12.28           $8.79         $15.38
 Ending Unit Value                  $10.05                        $12.25         $13.35        $14.89           $9.54         $17.02
 Number of Units                 1,705,181                       383,444        866,022       277,523          92,693        851,014
Outstanding
 Net Assets (000's)                $17,144                        $4,696        $11,577        $4,140            $884        $14,485

2003
 Beginning Unit Value               $10.00                         $9.27          $7.77        $10.00           $6.76         $12.22
 Ending Unit Value                   $9.96                        $11.47         $11.01        $12.28           $8.79         $15.38
 Number of Units                 1,377,547                       467,227        899,779       110,301          92,393        897,279
Outstanding
 Net Assets (000's)                $13,714                        $5,359         $9,907        $1,354            $812        $13,807

2002
 Beginning Unit Value                                             $12.62         $12.57                         $8.81         $14.57
 Ending Unit Value                                                 $9.27          $7.77                         $6.76         $12.22
 Number of Units                                                 530,496        795,324                        57,585        881,998
Outstanding
 Net Assets (000's)                                               $4,918         $6,178                          $389        $10,778

2001
 Beginning Unit Value                                             $14.05         $10.64                        $10.05         $16.05
 Ending Unit Value                                                $12.62         $12.57                         $8.81         $14.57
 Number of Units                                                 859,655      1,066,369                       119,514        896,576
Outstanding
 Net Assets (000's)                                              $10,848        $13,404                        $1,053        $13,067

2000
 Beginning Unit Value                                             $15.88         $11.44                         $9.85         $17.01
 Ending Unit Value                                                $14.05         $10.64                        $10.05         $16.05
 Number of Units                                                 940,488        576,155                       159,971        818,621
Outstanding
 Net Assets (000's)                                              $13,212         $6,131                        $1,607        $13,138







                                                                           Pioneer        Pioneer       Prudential       Schwab
                          PIMCO VIT Low    PIMCO VIT     Pioneer Fund       Growth       Small Cap     Series Fund     MarketTrack
                            Duration      Total Return   VCT Portfolio  Opportunities      Value       Equity Class     Growth II

                           ------------------------------------------------------------------------------------------------------
                           ------------------------------------------------------------------------------------------------------

1999
 Beginning Unit Value                                           $14.65         $10.00                        $10.00          $14.34
 Ending Unit Value                                              $15.88         $11.44                         $9.85          $17.01
 Number of Units                                             1,065,919        155,643                        32,428         560,533
Outstanding
 Net Assets (000's)                                            $16,928         $1,780                          $320          $9,532

1998
 Beginning Unit Value                                           $11.83                                                       $12.79
 Ending Unit Value                                              $14.65                                                       $14.34
 Number of Units                                             1,168,094                                                      447,514
Outstanding
 Net Assets (000's)                                            $17,116                                                       $6,416

1997
 Beginning Unit Value                                           $10.00                                                       $10.35
 Ending Unit Value                                              $11.83                                                       $12.79
 Number of Units                                               357,176                                                      284,530
Outstanding
 Net Assets (000's)                                             $4,226                                                       $3,638

1996
 Beginning Unit Value                                                                                                        $10.00
 Ending Unit Value                                                                                                           $10.35
 Number of Units                                                                                                             16,525
Outstanding
 Net Assets (000's)                                                                                                            $171





                                                                   DWS Dreman
                                 Schwab Money                      High Return     DWS Capital      DWS Growth &    DWS Large Cap
                                    Market       Schwab S&P 500    Equity VIP       Growth VIP       Income VIP       Value VIP

                             ------------------------------------------------------------------------------------------------------
                             ------------------------------------------------------------------------------------------------------

Date Sub-Account Commenced         11/01/96         11/01/96        05/02/05         05/03/99         05/03/99        05/02/05
Operations

2005
 Beginning Unit Value                    $12.31           $17.58          $10.00            $8.54            $8.37          $10.00
 Ending Unit Value                       $12.55           $18.26          $10.79            $9.23            $8.80          $10.47
 Number of Units Outstanding          4,715,418        5,037,740         159,933          300,559          150,972          21,833
 Net Assets (000's)                     $59,235          $92,063          $1,725           $2,774           $1,328            $229

2004
 Beginning Unit Value                    $12.31           $16.04                            $7.98            $7.66
 Ending Unit Value                       $12.31           $17.58                            $8.54            $8.37
 Number of Units Outstanding          4,934,291        5,807,198                          285,636          196,536
 Net Assets (000's)                     $60,763         $102,165                           $2,440           $1,644

2003
 Beginning Unit Value                    $12.32           $12.62                            $6.34            $6.09
 Ending Unit Value                       $12.31           $16.04                            $7.98            $7.66
 Number of Units Outstanding          6,586,308        6,460,145                          353,028          273,363
 Net Assets (000's)                     $81,092         $103,661                           $2,817           $2,094

2002
 Beginning Unit Value                    $12.26           $16.40                            $9.03            $7.99
 Ending Unit Value                       $12.32           $12.62                            $6.34            $6.09
 Number of Units Outstanding         11,154,891        6,117,652                          320,017          244,202
 Net Assets (000's)                    $137,495          $77,178                           $2,029           $1,488

2001
 Beginning Unit Value                    $11.93           $18.83                           $11.30            $9.09
 Ending Unit Value                       $12.26           $16.40                            $9.03            $7.99
 Number of Units Outstanding         13,479,708        6,729,128                          438,902          376,108
 Net Assets (000's)                    $165,358         $110,371                           $3,964           $3,006

2000
 Beginning Unit Value                    $11.35           $20.95                           $12.64            $9.36
 Ending Unit Value                       $11.93           $18.83                           $11.30            $9.09
 Number of Units Outstanding         12,387,477        5,933,342                          403,433          190,165
 Net Assets (000's)                    $147,767         $111,752                           $4,557           $1,728







                                                             DWS Dreman High
                           Schwab Money                       Return Equity      DWS Capital      DWS Growth &     DWS Large Cap
                              Market        Schwab S&P 500         VIP           Growth VIP        Income VIP        Value VIP

                            ------------------------------------------------------------------------------------------------------
                            ------------------------------------------------------------------------------------------------------

1999
 Beginning Unit Value               $10.93            $17.54                             $10.00            $10.00
 Ending Unit Value                  $11.35            $20.95                             $12.64             $9.36
 Number of Units                 9,858,627         5,457,283                            186,640            61,409
Outstanding
 Net Assets (000's)               $111,967          $114,346                             $2,360              $575

1998
 Beginning Unit Value               $10.49            $13.81
 Ending Unit Value                  $10.93            $17.54
 Number of Units                 6,647,088         4,084,150
Outstanding
 Net Assets (000's)                $72,692           $71,644

1997
 Beginning Unit Value               $10.07            $10.52
 Ending Unit Value                  $10.49            $13.81
 Number of Units                 4,114,003         2,115,860
Outstanding
 Net Assets (000's)                $43,163           $29,224


                                    $10.00            $10.00
                                    $10.07            $10.52
                                   297,046            62,674
                                    $2,991              $659


*On September 22, 2000, the net assets of the Van Kampen Life Investment Trust Morgan Stanley Real Estate Securities Portfolio were merged into this underlying Portfolio. The data shown above reflects financial information for the Van Kampen Life Investment Trust Morgan Stanley Real Estate Securities Portfolio until September 22, 2000, and for the Morgan Stanley Universal Institutional Funds U.S. Real Estate Portfolio after that date.












                                                   Universal
                                                 Institutional                                      Wells Fargo
                                DWS Small Cap    Fund U.S. Real  Van Kampen LIT   Van Kampen LIT  Advantage Multi
                                  Index VIP         Estate*         Comstock     Growth & Income     Cap Value

                               ------------------------------------------------------------------------------------
                               ------------------------------------------------------------------------------------


Date Sub-Account Commenced         05/03/99         09/17/97        05/02/05         05/02/05         05/03/99
Operations

2005
 Beginning Unit Value                   $15.00           $22.23          $10.00           $10.00           $11.55
 Ending Unit Value                      $15.51           $25.80          $10.61           $11.02           $13.34
 Number of Units Outstanding           833,460          708,617          70,737           79,968          642,411
 Net Assets (000's)                    $12,923          $18,297            $751             $881           $8,569

2004
 Beginning Unit Value                   $12.85           $16.44                                             $9.97
 Ending Unit Value                      $15.00           $22.23                                            $11.55
 Number of Units Outstanding         1,084,191          971,354                                           960,428
 Net Assets (000's)                    $16,261          $21,606                                           $11,090

2003
 Beginning Unit Value                    $8.85           $12.06                                             $7.27
 Ending Unit Value                      $12.85           $16.44                                             $9.97
 Number of Units Outstanding         1,223,240        1,117,565                                         1,209,130
 Net Assets (000's)                    $15,713          $18,379                                           $12,086

2002
 Beginning Unit Value                   $11.24           $12.26                                             $9.54
 Ending Unit Value                       $8.85           $12.06                                             $7.27
 Number of Units Outstanding           930,019        1,059,611                                         1,361,907
 Net Assets (000's)                     $8,228          $12,782                                            $9,923

2001
 Beginning Unit Value                   $11.10           $11.25                                             $9.24
 Ending Unit Value                      $11.24           $12.26                                             $9.54
 Number of Units Outstanding           843,685          830,637                                         1,463,902
 Net Assets (000's)                     $9,484          $10,186                                           $13,995

2000
 Beginning Unit Value                    $11.65            $8.86                                             $8.64
 Ending Unit Value                       $11.10           $11.25                                             $9.24
 Number of Units Outstanding            464,935          786,877                                           553,906
 Net Assets (000's)                      $5,162           $8,860                                            $5,146






                                               Universal
                                             Institutional                                         Wells Fargo
                           DWS Small Cap    Funds U.S. Real   Van Kampen LIT   Van Kampen LIT    Advantage Multi
                             Index VIP          Estate*          Comstock      Growth & Income      Cap Value

                         -----------------------------------------------------------------------------------------
                         -----------------------------------------------------------------------------------------

1999
 Beginning Unit Value               $10.00             $9.25                                               $10.00
 Ending Unit Value                  $11.65             $8.86                                                $8.64
 Number of Units                   203,338           347,481                                               91,471
Outstanding
 Net Assets (000's)                 $2,369            $3,083                                                 $817

1998
 Beginning Unit Value                                 $10.56
 Ending Unit Value                                     $9.25
 Number of Units                                     308,021
Outstanding
 Net Assets (000's)                                   $2,854

1997
 Beginning Unit Value                                 $10.00
 Ending Unit Value                                    $10.56
 Number of Units                                     176,075
Outstanding
 Net Assets (000's)                                   $1,859







*On September 22, 2000, the net assets of the Van Kampen Life Investment Trust Morgan Stanley Real Estate Securities Portfolio were merged into this underlying Portfolio. The data shown above reflects financial information for the Van Kampen Life Investment Trust Morgan Stanley Real Estate Securities Portfolio until September 22, 2000, and for the Morgan Stanley Universal Institutional Funds U.S. Real Estate Portfolio after that date.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Appendix B--Market Value Adjustments
The amount available for a full surrender, partial withdrawal or Transfer equals the amount requested plus or minus the Market Value Adjustment (MVA). The MVA is calculated by multiplying the amount requested by the Market Value Adjustment Factor (MVAF).

The MVA formula
The MVA is determined using the following formula:

MVA = (amount applied) X (Market Value Adjustment Factor) The MVAF is:

{[(1 + i)/(1 + j +.10%)] N/12} - 1

Where:
o i is the U.S. Treasury Strip ask side yield as published in the Wall Street Journal on the last business day of the week prior to the date the stated rate of interest was established for the Guarantee Period. The term of i is measured in years and equals the term of the Guarantee Period.
o j is the U.S. Treasury Strip ask side yield as published in the Wall Street Journal on the last business day of the week prior to the week the Guarantee Period is broken. The term of j equals the remaining term to maturity of the Guarantee Period, rounded up to the higher number of years.
o   N is the number of complete months remaining until maturity.

The MVA will equal 0 if:
o   i and j differ by less than .10%
o   N is less than 6

Examples
Following are four examples of Market Value Adjustments illustrating (1) increasing interest rates, (2) decreasing interest rates, (3) flat interest rates (i and j are within .10% of each other), and (4) less than 6 months to maturity.


Example 1--Increasing Interest Rates

-------------------------- -------------------------
Deposit                    $25,000 on  November  1, 1996
-------------------------- -------------------------
-------------------------- -------------------------
Maturity date              December 31, 2005
-------------------------- -------------------------
-------------------------- -------------------------
Interest Guarantee Period  10 years
-------------------------- -------------------------
-------------------------- -------------------------
i                          Assumed to be 6.15%
-------------------------- -------------------------
-------------------------- -------------------------
Surrender date             July 1, 2000
-------------------------- -------------------------
-------------------------- -------------------------
J                          7.00%
-------------------------- -------------------------
-------------------------- -------------------------
Amount surrendered         $10,000
-------------------------- -------------------------
-------------------------- -------------------------
N                          65
-------------------------- -------------------------

MVAF   = {[(1 + i)/(1 + j + .10%)]N/12} - 1
       = {[1.0615/1.071]65/12} - 1
       = .952885 - 1
       = -.047115

MVA    = (amount transferred or surrendered) x MVAF
       = $10,000 x - .047115
       = - $471.15

Surrender Value = (amount transferred or surrendered + MVA)
       = ($10,000 + - $471.15)
       = $9,528.85

Example 2--Decreasing Interest Rates
-------------------------- -------------------------
Deposit                    $25,000 on  November  1, 1996
-------------------------- -------------------------
-------------------------- -------------------------
Maturity date              December 31, 2005
-------------------------- -------------------------
-------------------------- -------------------------
Interest Guarantee Period  10 years
-------------------------- -------------------------
-------------------------- -------------------------
i                          Assumed to be 6.15%
-------------------------- -------------------------
-------------------------- -------------------------
Surrender date             July 1, 2000
-------------------------- -------------------------
-------------------------- -------------------------
J                          5.00%
-------------------------- -------------------------
-------------------------- -------------------------
Amount surrendered         $10,000
-------------------------- -------------------------
-------------------------- -------------------------
N                          65
-------------------------- -------------------------

MVAF   = {[(1 + i)/(1 + j + .10%)]N/12} - 1
       = {[1.0615/1.051]65/12} - 1
       = .055323

MVA    = (amount transferred or surrendered) x MVAF
       = $10,000 x .0055323
       = $553.23

Surrender Value = (amount transferred or surrendered + MVA)
       = ($10,000 + $553.23)
       = $10,553.23

Example 3--Flat Interest Rates (i and j are within .10% of each other)
-------------------------- ---------------------------------------------
Deposit                    $25,000 on  November  1, 1996
-------------------------- -------------------------
-------------------------- -------------------------
Maturity date              December 31, 2005
-------------------------- -------------------------
-------------------------- -------------------------
Interest Guarantee Period  10 years
-------------------------- -------------------------
-------------------------- -------------------------
i                          Assumed to be 6.15%
-------------------------- -------------------------
-------------------------- -------------------------
Surrender date             July 1, 2000
-------------------------- -------------------------
-------------------------- -------------------------
J                          6.24%
-------------------------- -------------------------
-------------------------- -------------------------
Amount surrendered         $10,000
-------------------------- -------------------------
-------------------------- -------------------------
N                          65
-------------------------- -------------------------

MVAF   = {[(1 + i)/(1 + j + .10%)]N/12} - 1
       = {[1.0615/1.0634]65/12} - 1
       = .99036 - 1
       = -.00964
However, [i-j] <.10%, so MVAF = 0

MVA    = (amount transferred or surrendered) x MVAF
       = $10,000 x 0
       = $0

Surrender Value = (amount transferred or surrendered + MVA)
       = ($10,000 + $0)
       = $10,000

Example 4--N equals less than six months to maturity
-------------------------- -------------------------
Deposit                    $25,000 on  November  1, 1996
-------------------------- -------------------------
-------------------------- -------------------------
Maturity date              December 31, 2005
-------------------------- -------------------------
-------------------------- -------------------------
Interest Guarantee Period  10 years
-------------------------- -------------------------
-------------------------- -------------------------
i                          assumed to be 6.15%
-------------------------- -------------------------
-------------------------- -------------------------
Surrender date             July 1, 2005
-------------------------- -------------------------
-------------------------- -------------------------
J                          7.00%
-------------------------- -------------------------
-------------------------- -------------------------
Amount surrendered         $10,000
-------------------------- -------------------------
-------------------------- -------------------------
N                          5
-------------------------- -------------------------

MVAF   = {[(1 + i)/(1 + j + .10%)]N/12} - 1
       = {[1.0615/1.071]5/12} - 1
       = .99629 - 1
       = -.00371
However, N<6, so MVAF = 0

MVA    = (amount transferred or surrendered) x MVAF
       = $10,000 x 0
       = $0

Surrender Value = (amount transferred or surrendered + MVA)
       = ($10,000 + $0)
       = $10,000

------------------------------------------------------------------------------
Appendix C--Net Investment Factor

The net investment factor is determined by dividing (a) by (b), and subtracting
(c) from the result where:

(a)  is the net result of:
     1) the net asset value per share of the Portfolio shares determined as of the end of the current Valuation Period, plus
     2) the per share amount of any dividend (or, if applicable, capital gain distributions) made by the Portfolio on shares if the "ex-dividend" date occurs during the current Valuation Period, minus or plus
     3) a per unit charge or credit for any taxes incurred by or provided for in the Sub-Account, which is determined by GWL&A to have resulted from the investment operations of the Sub-Account, and

(b) is the net asset value per share of the Portfolio shares determined as of the end of the immediately preceding Valuation Period, and

(c) is an amount representing the mortality and expense risk charge deducted from each Sub-Account on a daily basis. Such amount is equal to 0.85%.

The Net Investment Factor may be greater than, less than, or equal to one. Therefore, the Accumulation Unit Value may increase, decrease or remain unchanged.

The net asset value per share referred to in paragraphs (a)(1) and (b) above, reflects the investment performance of the Portfolio as well as the payment of Portfolio expenses.

-------------------------------------------------------------------------------

                                     PART II

                            INFORMATION NOT REQUIRED
                                 IN PROSPECTUS

Item 14.  OTHER EXPENSES  OF  ISSUANCE AND DISTRIBUTION

        The estimated expenses of the issuance and distribution of the Contracts, other than commissions on sales of the Contracts are as follows:



        Securities  and Exchange Commission fee             $ 68,965.52*
        Accounting fees and expenses                        $  9,000.00
        Legal  fees and expenses                            $ 15,000.00



* This amount represents the total registration fee paid on February 13, 1996 for the registration statement on Form S-1 (File No. 333-01193) filed on February 27, 1996. Registrant hereby carries over the amount of this registration fee representing the maximum aggregate offering price of $195,857,000 registered under this Form S-3 Registration Statement.


Item 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Provisions exist under the Colorado Business Corporation Act and the Bylaws of GWL&A whereby GWL&A may indemnify a director, officer, or controlling person of GWL&A against liabilities arising under the Securities Act of 1933. The following excerpts contain the substance of these provisions:

                       Colorado Business Corporation Act

Article 109 - INDEMNIFICATION

Section 7-109-101. Definitions.

        As used in this Article:

        (1) "Corporation" includes any domestic or foreign entity that is a predecessor of the corporation by reason of a merger, consolidation, or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

        (2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, an officer, an agent, an associate, an employee, a fiduciary, a manager, a member, a partner, a promoter, or a trustee of, or to hold any similar position with, another domestic or foreign entity or of an employee benefit plan. A director is considered to be serving an employee benefit plan at the corporation's request if the director's duties to the corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

        (3) "Expenses" includes counsel fees.

        (4) "Liability" means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses.

        (5) "Official capacity" means, when used with respect to a director, the office of director in a corporation and, when used with respect to a person other than a director as contemplated in section 7-109-107, the office in a corporation held by the officer or the employment, fiduciary, or agency relationship undertaken by the employee, fiduciary, or agent on behalf of the corporation. "Official capacity" does not include service for any other domestic or foreign corporation or other person or employee benefit plan.


        (6) "Party" includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

        (7) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

Section 7-109-102. Authority  to indemnify directors.

(1) Except as provided in subsection (4) of this section, a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if:

               (a) The person conducted himself or herself in good faith; and

               (b) The person reasonably believed:

               (I) In the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and

               (II) In all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and


               (c) In the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.


        (2) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirements of subparagraph (II) of paragraph (b) of subsection (1) of this section. A director's conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of subparagraph (a) of subsection (1) of this section.

        (3) The termination of any proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

        (4) A corporation may not indemnify a director under this section:

          (a) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

          (b) In connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

        (5) Indemnification permitted under this section in connection with a proceeding by or in the right of a corporation is limited to reasonable expenses incurred in connection with the proceeding.

Section 7-109-103. Mandatory Indemnification of Directors.

        Unless limited by its articles of incorporation, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding.

Section 7-109-104. Advance of Expenses to Directors.

        (1) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if:

          (a) The director furnishes to the corporation a written affirmation of the director's good faith belief that he or she has met the standard of conduct described in section 7-109-102;

          (b) The director furnishes the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that he or she did not meet such standard of conduct; and

          (c) A determination is made that the facts then known to those making the determination would not preclude indemnification under this article.

        (2) The undertaking required by paragraph (b) of subsection (1) of this section shall be an unlimited general obligation of the director, but need not be secured and may be accepted without reference to financial ability to make repayment.

        (3) Determinations and authorizations of payments under this section shall be made in the manner specified in Section 7-109-106.

Section 7-109-105. Court-Ordered Indemnification of Directors.

        (1) Unless otherwise provided in the articles of incorporation, a director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

               (a) If it determines the director is entitled to mandatory indemnification under section 7-109-103, the court shall order indemnification, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification.

               (b) If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in section 7-109-102 (1) or was adjudged liable in the circumstances described in Section 7-109-102 (4), the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described Section 7-109-102 (4) is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

Section 7-109-106. Determination and Authorization of Indemnification of Directors.

        (1) A corporation may not indemnify a director under Section 7-109-102 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in
        Section 7-109-102. A corporation shall not advance expenses to a director under Section 7-109-104 unless authorized in the specific case after the written affirmation and undertaking required by Section 7-109-104(1)(a) and (1)(b) are received and the determination required by Section 7-109-104(1)(c) has been made.


        (2) The determinations required by subsection (1) of this section shall be made:

               (a) By the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum.

               (b) If a quorum cannot be obtained, by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

        (3) If a quorum cannot be obtained as contemplated in paragraph (a) of subsection (2) of this section, and the committee cannot be established under paragraph (b) of subsection (2) of this section, or even if a quorum is obtained or a committee designated, if a majority of the directors constituting such quorum or such committee so directs, the determination required to be made by subsection (1) of this section shall be made:

               (a) By independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in paragraph (a) or (b) of subsection (2) of this section or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board of directors; or

               (b) By the shareholders.

        (4) Authorization of indemnification and advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible; except that, if the determination that indemnification or advance of expenses is permissible is made by independent legal counsel, authorization of indemnification and advance of expenses shall be made by the body that selected such counsel.

Section 7-109-107. Indemnification of Officers, Employees, Fiduciaries, and Agents.

        (1) Unless otherwise provided in the articles of incorporation:

               (a) An officer is entitled  to  mandatory  indemnification  under section 7-109-103, and is entitled to apply for court-ordered indemnification under section 7-109-105, in each case to the same extent as a director;

               (b) A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as a director; and

               (c) A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

Section 7-109-108. Insurance.

        A corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign entity or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify the person against the same liability under section 7-109-102, 7-109-103, or 7-109-107. Any such insurance may be procured from any insurance company designated by the board of directors, whether such insurance company is formed under the law of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise.

Section 7-109-109. Limitation of Indemnification of Directors.

          (1) A provision concerning a corporation's indemnification of, or advance of expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its shareholders or board of directors, or in a contract, except for an insurance policy or otherwise, is valid only to the extent the provision is not inconsistent with Sections 7-109-101 to 7-109-108. If the articles of incorporation limit indemnification or advance of expenses, indemnification or advance of expenses are valid only to the extent not inconsistent with the articles of incorporation.

          (2) Sections 7-109-101 to 7-109-108 do not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent in the proceeding.

Section 7-109-110. Notice to Shareholders of Indemnification of Director.

          If a corporation indemnifies or advances expenses to a director under this article in connection with a proceeding by or in the right of the corporation, the corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

                                 Bylaws of GWL&A

           Article IV. Indemnification

       SECTION 1. In this Article, the following terms shall have the following meanings:



          (a) "expenses" means reasonable expenses incurred in a proceeding, including expenses of investigation and preparation, expenses in connection with an appearance as a witness, and fees and disbursement of counsel, accountants or other experts;


          (b) "liability" means an obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty or fine;


          (c) "party" includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding;


          (d) "proceeding" means any threatened, pending or completed action, suit, or proceeding whether civil, criminal, administrative or investigative, and whether formal or informal.


     SECTION 2. Subject to applicable law, if any person who is or was a director, officer or employee of the corporation is made a party to a proceeding because the person is or was a director, officer or employee of the corporation, the corporation shall indemnify the person, or the estate or personal representative of the person, from and against all liability and expenses incurred by the person in the proceeding (and advance to the person expenses incurred in the proceeding) if, with respect to the matter(s) giving rise to the proceeding:

          (a) the person conducted himself or herself in good faith;
               and


          (b) the person reasonably believed that his or her conduct was in the corporation's best interests; and


          (c) in the case of any criminal proceeding, the person had no reasonable cause to believe that his or her conduct was unlawful; and


          (d) if the person is or was an employee of the corporation, the person acted in the ordinary course of the person's employment with the corporation.


     SECTION 3. Subject to applicable law, if any person who is or was serving as a director, officer, trustee or employee of another company or entity at the request of the corporation is made a party to a proceeding because the person is or was serving as a director, officer, trustee or employee of the other company or entity, the corporation shall indemnify the person, or the estate or personal representative of the person, from and against all liability and expenses incurred by the person in the proceeding (and advance to the person expenses incurred in the proceeding) if:

          (a) the person is or was appointed to serve at the request of the corporation as a director, officer, trustee or employee of the other company or entity in accordance with Indemnification Procedures approved by the Board of Directors of the corporation; and


          (b)  with respect to the matter(s) giving rise to the proceeding:


                    (i)  the person conducted  himself or herself in good faith;
                         and


                    (ii) the person reasonably  believed that his or her conduct was at least not opposed to the corporation's best interests (in the case of a trustee of one of the corporation's staff benefits plans, this means that the person's conduct was for a purpose the person reasonably believed to be in the interests of the plan participants); and


                    (iii) in the case of any criminal proceeding, the person had no reasonable cause to believe that his or her conduct was unlawful; and


          if the person is or was an employee of the other company or entity, the person acted in the ordinary course of the person's employment with the other company or entity.




Item 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

          1. Form of Principal Underwriter Agreement is incorporated by reference to Registrant's Post-Effective Amendment No. 7 to Registrant's Registration Statement on Form S-1 filed April 1, 2003, (File No. 333-11493).

          2.   Not applicable.

          4.   (a)  Forms  of  Combination  Fixed  and  Variable  Group  Annuity
               Contract is incorporated by reference to Registrant's Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 filed August 2, 1996, (File No. 333-01173).

               (b) Form of IRA Endorsement is incorporated by reference to Registrant's Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 filed August 2, 1996, (File No. 333-01173).

          5. Opinion and consent of Ruth B. Lurie, Vice President, Counsel and Associate Secretary as to the legality of the securities being registered, is incorporated by reference to Registrant's initial Registration Statement on Form S-3 filed January 31, 2000, (File No. 333-95839).

          8.   Not applicable.


          12.  Not applicable.


          15.  Not applicable.


          23.  (a)Consent of Jorden Burt LLP is filed herewith as exhibit 23(a).

               (b)Consent  of  Deloitte  &  Touche  LLP is filed  herewith  as exhibit 23(b).

          24.  Power of Attorney for Messrs. Balog, Burns, Dackow, A. Desmarais,
               P. Desmarais, Jr., Gratton, Kavanagh, Mackness, Nickerson, Pitfield, Plessis-Belair and Walsh are incorporated by reference to Registrant's Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3; Registrant's initial Registration Statement on Form S-3 filed January 31, 2000 (File No. 333-95839). Power of Attorney for Messr. Nickerson is incorporated by reference to Registrant's Pre-Effective Amendment No. 1 on Form S-3 filed April 3, 2000 (File No. 333-95839) and Power of Attorney for Messr. Nield is incorporated by reference to Registrant's Post-Effective Amendment No. 4 to the Registration Statement on Form S-3 and Registrant's initial Registration Statement on Form S-3 (File No. 333-95839).


          25.  Not applicable.

          26.  Not applicable.

Item 17. UNDERTAKINGS

A.  The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
               Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement. Provided however, that paragraphs (1)(i), (1)(ii) and
               (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed or furnished pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.


     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     (4) That, each prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that, in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

               (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act of 1933;

               (ii) any  free  writing  prospectus   relating  to  the  offering
                    prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned registrant;

               (iii) any portion of any other free writing  prospectus  relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

               (iv) any  other  communication  that is an offer in the  offering made by the undersigned Registrant to the purchaser.



B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  Exhibit Table
                                    Form S-3

Exhibit

23.     (a) Consent of Jorden Burt LLP filed herewith

        (b) Consent of Deloitte & Touche LLP filed herewith

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 6 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on this 11th day of April, 2006.




                                 GREAT-WEST LIFE & ANNUITY
                                 INSURANCE COMPANY




                                 By: /s/ R.L. McFeetors
                                 R. L. McFeetors, Director, President

                                 and Chief Executive Officer

        As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities with Great-West Life & Annuity Insurance Company and on the dates indicated:

Signature and Title                                                 Date



/s/ R. Gratton*                                                April 11, 2006
Vice-Chairman of the
Board (R. Gratton)





Vice-Chairman of the
Board (W. T. McCallum)


/s/ R. L. McFeetors                                            April 11, 2006
Director, President
and Chief Executive Officer
(R. L. McFeetors)


/s/ M.T.G. Graye                                               April 11, 2006
Executive Vice
President and Chief
Financial Officer
(M.T.G. Graye)


/s/ J. Balog*                                                  April 11, 2006
Director (J. Balog)


/s/ J. W. Burns*                                               April 11, 2006
Director (J. W. Burns)


/s/ O. T. Dackow*                                              April 11, 2006
Director (O. T. Dackow)




Signature and Title                                                   Date



/s/ A. Desmarais*                                              April 11, 2006



Director (A. Desmarais)


/s/ P. Desmarais, Jr.*                                         April 11, 2006
Director (P. Desmarais, Jr.)


/s/ K. P. Kavanagh*                                            April 11, 2006
Director (K.P. Kavanagh)


/s/ W. Mackness*                                               April 11, 2006
Director (W. Mackness)


/s/ J. E. A. Nickerson*                                        April 11, 2006
Director   (J.E.A. Nickerson)


/s/ D. A. Nield*                                               April 11, 2006
Director (D. A. Nield)





Director (R. J. Orr)


/s/ M. Plessis-Belair*                                         April 11, 2006
Director (M. Plessis-Belair)


/s/ B. E. Walsh*                                               April 11, 2006
Director (B. E. Walsh)


*By:    /s/ G. R. Derback                                      April 11, 2006
        G. R. Derback

Attorney-in-fact pursuant to Powers of Attorney filed with Registration Statement on Form S-3 on January 31, 2000 (File No. 333-95839), Pre-Effective Amendment No. 1 to the Registration Statement filed on Form S-3 on April 3, 2000 (File No. 333-95839) with the Post-Effective Registration Statement No. 4 filed April 13, 2004 (File No. 333-95839), Accession No. 0000744455-04-000007.

                                  Exhibit 23(a)


Jorden Burt LLP                                 Brickell Avenue, Suite 500
1025 Thomas Jefferson Street, N.W.              Miami, Florida 33131-2803
Suite 400 East                                  (305) 371-2600
Washington, D.C. 20007-5208                     Telecopier:  (305) 372-9928
(202) 965-8100
Telecopier:(202) 965-8104

                                                175 Powder Forest Drive
                                                Suite 201
                                                Simsbury, CT 06089-9668
                                                (860) 392-5000
                                                Telecopier: (860) 392-5058


                                                HTTP://www.jordenusa.com


April 10, 2006


Great-West Life & Annuity Insurance Company
8515 East Orchard Road
Greenwood Village, Colorado   80111

 Re: Post-Effective Amendment No. 6 to the Registration Statement on Form S-3
     File No. 333-95839

Ladies and Gentlemen:

        We have acted as counsel to Great-West Life & Annuity Insurance Company, a Colorado corporation, regarding the federal securities laws applicable to the issuance and sale of the contracts described in the above-referenced registration statement. We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of the above-referenced registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                                Very truly yours,


                                                /s/Jorden Burt LLP


                                                Jorden Burt LLP

                                  Exhibit 23(b)




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Post-Effective Amendment No. 6 to Registration Statement No. 333-95839 of Great-West Life & Annuity Insurance Company on Form S-3 of our report dated March 27, 2006, relating to the consolidated financial statements and financial statement schedule of Great-West Life & Annuity Insurance Company appearing in the Annual Report on Form 10-K of Great-West Life & Annuity Insurance Company for the year ended December 31, 2005, and to the reference to us under the headings "Condensed Financial Information" and "Independent Registered Public Accounting Firm" in the Prospectus, which is part of such Registration Statement.


DELOITTE & TOUCHE LLP

Denver, Colorado
April 10, 2006